SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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3COM CORPORATION

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350 Campus Drive
Marlborough, Massachusetts 01752-3064

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 23, 2003

To Our Stockholders:

Our Annual Meeting will be held on Tuesday, September 23, 2003, at 10:30 a.m. at our campus located at 350 Campus Drive in Building 100, Marlborough, Massachusetts. The purpose of the meeting is to:

1.	Elect two Class I directors, each to hold office for a two-year term;

2.	Approve the 3Com 2003 Stock Plan with an initial share reserve of 20,000,000 and thereby eliminate the shares available for future grants under 3Com’s prior equity compensation plans;

3.	Approve an increase in the share reserve under our 1984 Employee Stock Purchase Plan by 5,000,000 shares;

4.	Ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending May 28, 2004; and

5.	Transact such other business as may properly come before the meeting.

You are entitled to vote your 3Com common stock if our records showed that you held your shares as of the close of business on July 25, 2003. For ten days before the meeting, you can examine a complete list of the stockholders entitled to vote at the meeting for any purpose germane to the meeting during regular business hours at our offices at 350 Campus Drive, Marlborough, Massachusetts.

By Order of the Board of Directors,

Mark D. Michael
Secretary

August 12, 2003
Marlborough, Massachusetts

IMPORTANT: Please complete, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously mailed your proxy card.

350 Campus Drive
Marlborough, Massachusetts 01752-3064

PROXY STATEMENT

Your vote is very important. For this reason, our Board of Directors is requesting that you allow your common stock to be represented at the annual meeting by the proxies named on the enclosed proxy card. This proxy statement and form of proxy are being sent to you in connection with this request and have been prepared for the Board by our management.

The annual meeting will be held on Tuesday, September 23, 2003, at 10:30 a.m. and will be held at our principal executive offices at 350 Campus Drive, Marlborough, Massachusetts in Building 100. Our telephone number is (508) 323-5000. This proxy statement and form of proxy are first being sent to our stockholders on or about August 12, 2003.

GENERAL INFORMATION

Our Financial Information. Our financial statements and related information are included in our Annual Report on Form 10-K, which is enclosed with this Proxy Statement.

Who Can Vote. You are entitled to vote your 3Com common stock if our records showed that you held your shares as of the close of business on July 25, 2003. We refer to this date as the “Record Date.” At the close of business on the Record Date, a total of 368,274,531 shares of common stock were issued and outstanding. You may vote in person or by proxy. Each share of 3Com common stock has one vote. There is no cumulative voting in the election of our directors.

Cost of this Proxy Solicitation.    We will pay the cost of soliciting proxies. In addition to soliciting stockholders by mail and through our regular employees, we will request banks, brokers and other nominees to solicit their customers who hold our stock in street name and will reimburse them for their reasonable, out-of-pocket costs. We may use our officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail. None of these individuals will receive any additional or special compensation for soliciting proxies.

Voting Your Proxy.    If you hold your common stock in street name through a bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee that you must follow to vote your shares. If you hold your shares in your own name as a holder of record, you may vote by signing, dating and mailing the proxy card in the postage-paid envelope that we have provided to you. The proxies will vote your shares as you instruct. Of course, you can always attend the meeting and vote your shares in person. If you sign and return a proxy card without specific voting instructions, your shares will be voted as recommended by our Board.

Revoking Your Proxy.    To revoke your proxy if you are a holder of record, you must advise our Secretary in writing before the meeting, deliver a validly executed proxy with a later date that we receive prior to the meeting, or attend the meeting and vote your shares in person. You may revoke your proxy at any time before your shares are voted.

Quorum.    The annual meeting will be held if a majority of the outstanding common stock entitled to vote is represented at the meeting. Shares that are voted “FOR”, “AGAINST”, “ABSTAIN” or “WITHHELD” on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote on that matter at the annual meeting (the “Votes Cast”).

Abstentions.    Although the law in Delaware is unclear on the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) whether a quorum is present and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). Without controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have no effect on the outcome of Proposal 1 and abstentions will have the effect of a vote against Proposals 2, 3 and 4.

Broker Non-Votes.    We will count broker non-votes in determining the presence or absence of a quorum, but broker non-votes will not be counted for purposes of determining the number of Votes Cast on a particular proposal. Accordingly, broker non-votes will have no effect on the outcome of any of the proposals.

Stock Ownership of Certain Beneficial Owners and Management.    The following table contains information, as of the Record Date, with respect to the beneficial ownership of our common stock by (i) each person whom we know to own beneficially more than five percent of our common stock; (ii) each director and nominee; (iii) the Chief Executive Officer and each of our other executive officers included in the Summary Compensation Table; and (iv) all of our current executive officers and directors as a group.

Name	Amount (1)	Percent of Common Stock Outstanding
Citigroup Inc. (2)	38,059,291	10.3%
Citigroup Global Markets Holdings Inc. (3)	37,915,804	10.3%
Merrill Lynch & Co., Inc. (4)	32,310,084	8.8%
Smith Barney Fund Management LLC (3)	19,210,925	5.2%
Citigroup Financial Products Inc. (3)	18,566,636	5.0%
Fred D. Anderson (5)	111,000	*
Eric A. Benhamou (6)	8,270,212	2.2%
Gary T. DiCamillo (7)	112,220	*
James R. Long (8)	221,963	*
Raj Reddy (9)	107,000	*
Paul G. Yovovich (10)	1,157,829	*
Bruce L. Claflin (11)	7,321,518	2.0%
Dennis Connors (12)	992,334	*
John F. McClelland	1,483,303	*
Gwendolyn A. McDonald (13)	360,486	*
Mark D. Michael (14)	1,530,111	*
Mark Slaven (15)	449,324	*
All current directors and executive officers as a group (14 persons) (16)	21,079,548	5.7%

*	Less than 1%.

(1)	To our knowledge, except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)	Represents shares beneficially owned by Citigroup Inc. and includes shares held by Citigroup Global Markets Holdings Inc., Smith Barney Fund Management LLC and/or Citigroup Financial Products Inc., based on a Schedule 13G that was filed jointly by these entities with the SEC on June 10, 2003. Citigroup Inc. has shared voting and investment power with respect to these shares.

(3)	Represents shares beneficially owned based upon information reported on a Schedule 13G filed jointly by Citigroup Global Markets Holding Inc., Citigroup Inc., Smith Barney Fund Management LLC and Citigroup Financial Products Inc. with the SEC on June 10, 2003. Each of Citigroup Global Markets Holdings Inc., Citigroup Financial Products Inc. and Smith Barney Fund Management LLC has shared voting and investment power with respect to all shares beneficially owned.

(4)	Represents shares held by Merrill Lynch & Co., Inc. and affiliated persons based upon information reported on its Schedule 13G filed with the SEC, on January 6, 2003.

(5)	Includes 106,000 shares subject to options that will be exercisable as of September 23, 2003, of which 19,875 will become exercisable between the Record Date and the annual meeting.

(6)	Includes 7,567,593 shares subject to options that will be exercisable as of September 23, 2003, of which 539,140 will become exercisable between the Record Date and the annual meeting.

(7)	Includes 111,220 shares subject to options that will be exercisable as of September 23, 2003, of which 19,875 will become exercisable between the Record Date and the annual meeting.

(8)	Includes 219,163 shares subject to options that will be exercisable as of September 23, 2003, of which 19,875 will become exercisable between the Record Date and the annual meeting.

(9)	Includes 106,000 shares subject to options that will be exercisable as of September 23, 2003, of which 19,875 will become exercisable between the Record Date and the annual meeting.

(10)	Includes 882,006 shares subject to options that will be exercisable as of September 23, 2003, of which 19,875 will become exercisable between the Record Date and the annual meeting.

(11)	Includes 7,032,678 shares subject to options that will be exercisable as of September 23, 2003, of which 366,952 will become exercisable between the Record Date and the annual meeting. Also includes 107,500 unvested shares of restricted stock issued to Mr. Claflin under the 3Com Restricted Stock Plan and 181,340 shares of common stock held in the Bruce and Karen Claflin Family Trust, of which Bruce L. Claflin is a co-trustee.

(12)	Includes 931,645 shares subject to options that will be exercisable as of September 23, 2003, of which 54,500 will become exercisable between the Record Date and the annual meeting. Also includes 45,000 unvested shares of restricted stock issued to Mr. Connors under the 3Com Restricted Stock Plan.

(13)	Includes 316,162 shares subject to options that will be exercisable as of September 23, 2003, of which 3,625 will become exercisable between the Record Date and the annual meeting. Also includes 27,500 unvested shares of restricted stock issued to Ms. McDonald under the 3Com Restricted Stock Plan.

(14)	Includes 1,397,306 shares subject to options that will be exercisable as of September 23, 2003, of which 62,344 will become exercisable between the Record Date and the annual meeting. Also includes 12,500 unvested shares of restricted stock issued to Mr. Michael under the 3Com Restricted Stock Plan, 22,375 shares of common stock held by Mr. Michael’s wife, 8,371 shares of common stock held by Mr. Michael’s daughter and 200 shares of common stock held by Mr. Michael’s stepdaughter.

(15)	Includes 389,595 shares subject to options that will be exercisable as of September 23, 2003, of which 4,712 will become exercisable between the Record Date and the annual meeting. Also includes 22,500 unvested shares of restricted stock issued to Mr. Slaven under the 3Com Restricted Stock Plan, 225 shares of common stock held by Mr. Slaven’s wife and 604 shares of common stock held in Mr. Slaven’s 401(k) account.

(16)	Includes 19,416,839 shares subject to options that will be exercisable as of September 23, 2003, of which 1,143,148 will become exercisable between the Record Date and the annual meeting.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our bylaws authorize the Board to fix the number of directors. The exact number of directors is currently fixed at seven and by resolution of the Board, will be fixed at six effective as of September 23, 2003, immediately prior to the Annual Meeting of Stockholders. Our Board is divided into two classes, with the classes serving for staggered two-year terms. Class I currently has three members and Class II currently has four members. Currently, Class I includes Fred Anderson. Mr. Anderson will not be standing for reelection at the annual meeting. The Board expects Mr. Anderson to continue serving as a director until the September meeting of the Board of Directors. You may not vote for more than two nominees at the annual meeting. The two Class I directors to be elected at the 2003 Annual Meeting are to be elected to hold office until the 2005 Annual Meeting and until their successors have been elected and qualified.

The Board’s nominees as Class I directors are Messrs., Claflin and Yovovich. If a nominee declines to serve or becomes unavailable for any reason, the proxies may be voted for such substitute nominee as the Board may designate. The Board has no knowledge that any nominee will be unwilling or unable to serve.

Vote Required

Directors will be elected by a plurality of the votes cast at the meeting. This means that the two nominees receiving the highest number of votes will be elected as Class I directors. Votes withheld for any nominee will not be counted. Assuming a quorum is present, abstentions and broker non-votes will have no effect on the election of directors. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” MESSRS. CLAFLIN AND YOVOVICH.

Nominees and Other Directors

The following table sets forth the name and age of each nominee and each director whose term of office will continue after the annual meeting, the principal occupation of each during the past five years and the period during which each has served as a director of 3Com. Each nominee currently serves as a director. There are no family relationships among any directors or executive officers.

Nominees for Election as Class I Directors for a Term Expiring in 2005

Name	Principal Occupation During Past Five Years	Age	Director Since
Bruce L. Claflin
Mr. Claflin has been our President and Chief Executive Officer since January 2001 and was our President and Chief Operating Officer from August 1998 to January 2001. Prior to joining us, Mr. Claflin worked for Digital Equipment Corporation (“DEC”) from October 1995 to June 1998. From July 1997 to June 1998, he was Senior Vice President and General Manager, Sales and Marketing at DEC and prior to that he served as Vice President and General Manager of DEC’s Personal Computer Business Unit from October 1995 to June 1997. Prior to October 1995, Mr. Claflin held a number of senior management and executive positions at International Business Machines Corporation (“IBM”). Mr. Claflin is also a director of Time Warner Telecom, Inc.
		51	2001

Name	Principal Occupation During Past Five Years	Age	Director Since
Paul G. Yovovich	Mr. Yovovich is President of Lake Capital, a private investment firm. Mr. Yovovich was a director of U.S. Robotics Corporation from 1991 until it was acquired by 3Com in June 1997. Mr. Yovovich served as President of Advance Ross Corporation, an international financial services company, from 1993 to 1996. Mr. Yovovich is also a director of APAC Customer Services, Inc.	49	1997

Incumbent Class II Directors serving for a term expiring 2004

Eric A. Benhamou	Mr. Benhamou has been our Chairman of the Board since July 1994. Mr. Benhamou served as our Chief Executive Officer from September 1990 to January 2001 and President from April 1990 through August 1998. Mr. Benhamou is also Chairman of the Board and Chief Executive Officer of Palm, Inc. and Chairman of the Board of Cypress Semiconductor Corporation, and a director of Legato Systems, Inc. Mr. Benhamou is also a member of the Computer Science and Technology Board and serves on the Executive Committee of Technet.	47	1990

Gary T. DiCamillo	Mr. DiCamillo is President and CEO of TAC Worldwide Companies, a large privately-held technical staffing company. Prior to that, Mr. DiCamillo was Chairman and Chief Executive Officer of Polaroid Corporation a position he held from 1995 through 2002. Prior to joining Polaroid, Mr. DiCamillo served as Group Vice President of the Black & Decker Corporation and President of its Worldwide Power Tools and Accessories business from 1993 to 1995. Mr. DiCamillo is a director of the Whirlpool Corporation.	52	2000

James R. Long	Mr. Long retired from his position as Executive Vice President of Nortel Networks, a global leader in telephony, data, wireless and wireline solutions for the Internet, on December 31, 1999, a position he held since 1994. Mr. Long also served as President of Enterprise Solutions of Nortel Networks from 1997 through 1999, President of Nortel World Trade, based in London and Hong Kong, from 1994 through 1997, and Senior Vice President of Nortel’s Asia Pacific Division from 1992 to 1994. Mr. Long also is a director of Cypress Semiconductor Corporation.	60	2000

Raj Reddy	Mr. Reddy is the Herbert A. Simon University Professor of Computer Science and Robotics in the School of Computer Science at Carnegie Mellon University (“CMU”), a position he has held since 1969. He served as dean of the School of Computer Science at CMU from 1991 to 1999. Mr. Reddy served as co-chair of the President’s Information Technology Advisory Committee from 1999 to 2001.	66	2001

OUR CORPORATE GOVERNANCE PRINCIPLES

Primary Functions of the Board.    The Board, which is elected by our stockholders, oversees the conduct of our business by management and reviews our financial objectives, major corporate plans, strategies, actions and major capital expenditures. Our directors are expected to promote the best interests of our stockholders in terms of corporate governance, fiduciary responsibilities, compliance with laws and regulations, and maintenance of accounting and financial controls. Our directors also participate in the selection, evaluation and, where appropriate, replacement of our chief executive officer and regularly approve a CEO succession plan. Directors also provide input to our CEO for the evaluation and recruitment of our principal senior executives. Our corporate governance principles are set forth in our “Board Guidelines on Corporate Governance Issues,” which is attached to this proxy statement as Appendix A.

Leadership of the Board.    Our Board is led by our chairman of the board and by our lead outside director. With assistance from the Nominating and Governance Committee, our chairman appoints the lead outside director. Our chairman recommends to the Board candidates for director and board committee assignments. After gaining agreement from the lead outside director and chairman as to the agenda and key board interests, our management provides briefing materials to our directors prior to board meetings.

Lead Outside Director.    Our lead outside director serves as the focal point for outside directors to resolve conflicts with our CEO or other outside directors, and coordinate feedback to our CEO on behalf of outside directors regarding business issues and board management. The lead outside director also serves as a special counsel to the CEO. The lead outside director and the other outside directors shall meet regularly without the CEO present.

Board Selection Process.    We recently established a Nominating and Governance Committee. This committee will assist the board, our chairman and our CEO in director selection, committee assignments and rotation practices, evaluation of the overall effectiveness of the Board, and review and consideration of developments in corporate governance practices. The Nominating and Governance Committee will make recommendations to the Board regarding director nominees, whether for the slate of nominees proposed by the Board to stockholders or nominees elected by the Board to fill vacancies. In addition, this committee will review director candidates submitted by stockholders. The Nominating and Governance Committee will recommend directors for committee appointments and committee chairs. The Nominating and Governance Committee will determine the effect of a director’s change in employment status on such director’s continued tenure on the 3Com Board.

Delegation to Committees.    It is our general policy that all major decisions should be approved by the Board as a whole. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to or required for the operation of a publicly-owned company. Currently these committees are the Audit and Finance Committee, Compensation Committee, Nominating and Governance Committee and Technology Committee. Each of these committees has adopted a written charter (available from our website), except for the Technology Committee. The Technology Committee was established to make recommendations to the Board of Directors regarding the long-term technology architecture and strategy that 3Com is pursuing. The committee meets with 3Com’s technology and engineering leaders and reviews the financial, tactical or strategic benefits of selected projects in light of 3Com’s overall business strategy. The committee makes reports to the Board of Directors as appropriate.

Functioning of the Board

Board and Committee Meetings.    Briefing materials are provided to directors in advance of Board and Committee meetings to allow the directors to prepare for discussion at the meeting. The format of each Board meeting includes an executive session with the directors and chairman. In preparation for Board and committee meetings, our chairman and lead outside director consult with our CEO regarding the agenda and content and, with support from our secretary, distribute briefing materials to our directors for matters to be included in the meeting agenda, as well as minutes from prior meetings and any written reports by committees. The Board has the authority to hire its own advisors and to have them present at meetings, as it deems necessary.

Board Access to Senior Management.    Our directors have complete access to our senior executive officers. Our directors are to use judgment to ensure that contact with our senior executive officers would not be distracting to our business operation or management reporting structure. Our Board expects our CEO to bring into board meetings managers who can provide additional insight into the matters being discussed or who have future potential that our CEO believes should be made visible to the Board.

Board and Committee Meetings

In fiscal 2003, our Board consisted of Messrs. Anderson, Benhamou, Claflin, DiCamillo, Long, Reddy and Yovovich. In fiscal 2003, our Board of Directors held five regularly scheduled meetings and three special meetings. We currently have an Audit and Finance Committee, a Compensation Committee, a Nominating and Governance Committee, and a Technology Committee. The Audit and Finance, Compensation, and Nominating and Governance committees consist of only outside Directors.

Our Audit and Finance Committee met nine times in fiscal 2003. The Audit and Finance Committee makes recommendations to the Board regarding the engagement of our independent public accountants, approves services rendered by our accountants, reviews the activities and recommendations of our internal audit department, and reviews and evaluates our accounting systems, financial controls and financial personnel. In fiscal 2003, the Audit and Finance Committee consisted of Messrs. Anderson, DiCamillo and Long. Our Audit and Finance Committee operates under a written charter which is available on our website at http://www.3com.com/corpinfo/en_US/investor/audit_finance.html. For additional information concerning the Audit and Finance Committee, see “REPORT OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS.”

Our Compensation Committee met eight times in fiscal 2003. The Compensation Committee reviews salaries and other compensation arrangements for our officers and other key employees, reviews the administration of our stock option and stock purchase plans, and advises the Board on general aspects of our compensation and benefit policies. The Compensation Committee consists of Messrs. DiCamillo and Yovovich. Our Compensation Committee operates under a written charter which is available on our website at http://www.3com.com/corpinfo/en_US/investor/comp_com.html. For additional information concerning the Compensation Committee, see “REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION.”

Our Nominating and Governance Committee, the members of which were recently appointed, met once in fiscal 2003. The mission of the Nominating and Governance Committee is to focus on the broad range of issues surrounding the composition and operation of the Board. The Nominating and Governance Committee assists the Board, the Chairman of the Board and the CEO in director selection, committee selection and rotation practices, evaluation of the overall effectiveness of the Board, and review and consideration of developments in corporate governance practices. In fiscal 2003, the Nominating and Governance Committee consisted of Messrs. Anderson and Yovovich. The Nominating and Governance Committee operates under a written charter which is available on our website at http://www.3com.com/corpinfo/en_US/investor/nom_gov.html.

The Nominating and Governance Committee will consider nominees recommended by any stockholder entitled to vote in the election of directors. Any stockholder wishing to nominate an individual for election to the Board must comply with the advance notice procedures described at the end of this proxy statement. The nomination must contain the following information about the nominee: name; age; business and residence addresses; principal occupation or employment; the number of shares of common stock held by the nominee; the information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee as a director; and a signed consent of the nominee to serve as a director of 3Com, if elected.

Our Technology Committee held four regular quarterly meetings in fiscal 2003. The Technology Committee consists of Messrs. Benhamou, Claflin and Reddy.

All of our directors attended more than 75% of the total number of meetings of the Board and committees on which they served during fiscal 2003.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

The following table contains information concerning the compensation of our (i) Chief Executive Officer, (ii) four other most highly compensated executive officers (based on salary plus bonus for fiscal 2003) who were serving as executive officers at the end of fiscal 2003 and (iii) two individuals who would have been included in this table under clause (ii) above except for the fact that they were not serving as executive officers at the end of fiscal 2003:

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Award
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($) (1)	Securities Underlying Options (#) (2)	Other Compensation ($) (3)
Bruce L. Claflin President and Chief Executive Officer	2003 2002 2001	825,000 781,250 687,500	216,563 210,375 403,469	41,289(4) 27,000(4) 27,065(4)	493,350(5) 772,500(6) 803,130(7)	1,000,000 840,000 2,421,467	6,359 7,812 5,584

Dennis Connors Executive Vice President, Worldwide Operations	2003 2002 2001	410,416 397,917 350,000	238,700 123,000 107,187	124,518(8) 158,653(8) 170,396(8)	278,350(5,9) 247,200(6) —	450,000 305,000 249,376	8,182 5,471 5,261

John F. McClelland (10)	2003 2002 2001	380,682 508,653 478,873	134,493(11) 202,311(13) 253,548(15)	15,166(12) 25,494(14) 29,750(16)	193,050(5) 339,900(6) —	300,000 230,000 510,512	939,811 64,900 80,864

Gwendolyn McDonald Senior Vice President, Human Resources	2003 2002 2001	311,538 281,945 210,000	39,375 — 35,746	— — —	107,250(5) 129,800(17) —	150,000 107,000 14,500	6,546 6,181 5,718

Mark D. Michael Senior Vice President, General Counsel and Secretary	2003 2002 2001	350,000 338,333 325,000	45,938 — 54,732	— — —	107,250(5) 169,950(6) —	150,000 110,000 242,136	7,228 6,922 6,187

Mark Slaven Executive Vice President and Chief Financial Officer	2003 2002 2001	364,583 242,500 225,833	56,250 25,663 47,081	125,780(18) 47,723(18) —	171,600(5) 24,000(19) 28,594(20)	300,000 56,000 43,850	7,645 5,158 6,157

(1)	As of May 30, 2003, there were 507,750 shares of our restricted stock outstanding with an aggregate value of $2,493,053. All such shares were subject to a right of repurchase by 3Com. We do not presently plan to pay any dividends on shares of our restricted stock.

(2)	The number of shares underlying options granted is shown on a post-Palm Distribution Adjustment (defined below) basis. On July 27, 2000, we completed the distribution of Palm, Inc. common stock held by us to our stockholders. Each eligible share of outstanding 3Com common stock received 1.483 shares of Palm common stock. As a result of the Palm Distribution, the number of shares of our common stock subject to options was adjusted by multiplying the pre-Palm Distribution number by 4.827 and the exercise price per share was adjusted by dividing the pre-Palm Distribution exercise price by 4.827 (the “Palm Distribution Adjustment”).

(3)	Under the 401(k) plan (or the equivalent pension plan for residents of the United Kingdom), we match 50% of each dollar contributed by the employee up to a maximum of 6% of target income. With respect to Mr. Claflin, all other compensation in the fiscal year ended May 30, 2003 represents 401(k) matching payments. With respect to Mr. Connors, in the fiscal year ended May 30, 2003, all other compensation includes $1,710 in group term life insurance premiums and $6,472 in 401(k) matching payments. With respect to Ms. McDonald, in the fiscal year ended May 30, 2003, all other compensation includes $990 in group term life insurance premiums and $5,556 in 401(k) matching payments. With respect to Mr. Michael, in the fiscal year ended May 30, 2003, all other compensation includes $1,794 in group term life insurance premiums and $5,434 in 401(k) matching payments. With respect to Mr. Slaven, in the fiscal year ended May 30, 2003, all other compensation includes $1,223 in group term life insurance premiums and $6,422 in 401(k) matching payments. With respect to Mr. McClelland, in the fiscal year ended May 30, 2003, all other compensation includes $891,352 in severance payments and $48,459 in pension plan matching payments.

(4)	Includes term life insurance premiums provided for under Mr. Claflin’s employment agreement and tax gross-ups related to the payment of these premiums. The beneficiary under the policy is Bruce L. and Karen C. Claflin Family Trust UDT.

(5)	Represents the value of shares granted on July 18, 2002. 115,000 shares were granted to Mr. Claflin, 45,000 to Mr. McClelland, 40,000 to each of Mr. Connors and Mr. Slaven, and 25,000 to each of Ms. McDonald and Mr. Michael. With respect to each of these grants, shares were to vest 50% upon the completion of each of two milestones, or if the milestones were missed, over time. The first milestone was reached (and 50% of the shares vested) on December 12, 2002. Since the second milestone was not reached, the remaining 50% of the shares will vest on July 18, 2006.

(6)	The restricted stock fully vested as of June 24, 2002, due to the attainment of specified performance-based milestones.

(7)	Represents the value of 100,000 shares of restricted stock received by Mr. Claflin on December 22, 2000 based on the closing price on the date of grant of $8.0312 per share. The restricted stock vests in four equal annual installments, provided that Mr. Claflin continues to be an employee.

(8)	Represents money paid by us on Mr. Connors’ behalf for expenses related to transportation and rent, as well as applicable taxes owed.

(9)	Represents the value of 25,000 shares of restricted stock received by Mr. Connors on March 13, 2003 based on the closing price on the date of grant of $4.27 per share. The restricted stock vests in four equal annual installments.

(10)	Mr. McClelland is a resident of the United Kingdom and was paid in British pounds sterling. For purposes of this table (except for the value of restricted stock awards), his compensation was converted to United States Dollars using an average exchange rate of US$1.61 for each pound sterling with respect to fiscal year 2003, and US$1.47 for each pound sterling with respect to fiscal years 2002 and 2001. Mr. McClelland resigned from 3Com effective as of January 17, 2003.

(11)	Consists of (i) $72,784 in semi-annual bonus payments and (ii) $61,709, which represents the forgiveness of 25% of a loan made by 3Com to Mr. McClelland plus imputed interest. Under the terms of a Promissory Note and a Debt Forgiveness and Bonus Agreement between Mr. McClelland and 3Com made at the time of his employment, we loaned a principal amount of $285,180 to Mr. McClelland. Under the terms of the Promissory Note and the Debt Forgiveness and Bonus Agreement, (i) the loan is not interest bearing, (ii) 3Com will gross up the loan to take into account any imputed taxes (since the loan is not interest bearing) and (iii) the total debt will be forgiven 25% per year that Mr. McClelland remains employed with us.

(12)	Consists of (i) a $2,714 gross up amount to pay for taxes on the imputed interest related to a loan made by us to Mr. McClelland (see Note 11) and (ii) $12,452, which represents the value of our car allowance to Mr. McClelland that is a customary part of our UK employee compensation packages.

(13)	Consists of (i) $122,458 in semi-annual bonus payments and (ii) $79,853, which represents the forgiveness of 25% of a loan made by 3Com to Mr. McClelland (see Note 11) plus imputed interest.

(14)	Consists of (i) a $7,448 gross up amount to pay for taxes on the imputed interest related to a loan made by us to Mr. McClelland (see Note 11) and (ii) $18,046, which represents the value of our car allowance to Mr. McClelland.

(15)	Consists of (i) $168,885 in semi-annual bonus payments and (ii) $84,663, which represents the forgiveness of 25% of a loan made by 3Com to Mr. McClelland (see Note 11) plus imputed interest.

(16)	Consists of (i) a $11,704 gross up amount to pay for taxes on the imputed interest related to a loan made by us to Mr. McClelland (see Note 11) and (ii) $18,046, which represents the value of our car allowance to Mr. McClelland.

(17)	Represents the value of 10,000 shares granted on June 22, 2001 and 20,000 shares granted on October 19, 2001, based upon the closing price on the date of grant of $4.80 and $4.09, respectively. The restricted stock granted on June 22, 2001 vests in two equal annual installments, and the restricted stock granted on October 19, 2001 vests in four equal annual installments, provided that Ms. McDonald continues to be an employee.

(18)	Represents money paid by us on Mr. Slaven’s behalf for expenses related to transportation and rent, as well as applicable taxes owed.

(19)	Represents the value of 5,000 shares granted on June 22, 2001 based upon the closing price on the date of grant of $4.80. The restricted stock vests in two equal annual installments, provided that Mr. Slaven continues to be an employee.

(20)	Represents the value of 5,000 shares granted on March 30, 2001 based upon the closing price on the date of grant of $5.7188. The restricted stock vests in four equal annual installments, provided that Mr. Slaven continues to be an employee.

The following table provides information concerning grants of options to purchase our common stock made during fiscal 2003 to the executive officers listed in the Summary Compensation Table:

OPTION GRANTS IN FISCAL 2003

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal 2003	Exercise Price per Share ($/SH) (2)	Expiration Date	5% ($)	10% ($)
Bruce L. Claflin	1,000,000	7.5	$5.20	06/03/12	$3,270,252	$8,287,461
Dennis Connors	300,000	2.2	$5.20	06/03/12	$981,076	$2,486,238
	150,000	1.1	$4.27	03/13/13	$402,807	$1,020,792
John F. McClelland	300,000	2.2	$5.20	06/03/12	$981,076	$2,486,238
Gwendolyn A. McDonald	150,000	1.1	$5.20	06/03/12	$490,538	$1,243,119
Mark D. Michael	150,000	1.1	$5.20	06/03/12	$490,538	$1,243,119
Mark Slaven	300,000	2.2	$4.03	06/25/12	$760,334	$1,926,835

*	Less than 1%

(1)	Options listed above are subject to the terms of our 1983 Stock Option Plan (the “1983 Option Plan”). These options vest and become exercisable in four equal annual installments on the anniversary of the date of grant, provided the optionee continues to be an employee of 3Com. The options have a term of 10 years from the date of grant.

(2)	All options were granted at an exercise price equal to the closing price of our common stock on the date of grant.

(3)	Potential realizable values are net of exercise price, but before deduction of taxes associated with exercise. These amounts represent assumed rates of appreciation only, based on the SEC rules, and do not represent our estimate of future stock prices. No gain to an optionee is possible without an increase in stock price, which will benefit all stockholders commensurately. A zero percent gain in stock price will result in zero dollars for the optionee. Actual realizable values, if any, on stock option exercises are dependent on the future performance of our common stock, overall market conditions and the option holder’s continued employment through the vesting period.

The following table provides information concerning option exercises during fiscal 2003 and the exercisable and unexercisable options held as of May 30, 2003, by the executive officers listed in the Summary Compensation Table:

AGGREGATED OPTION EXERCISES IN FISCAL 2003
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at 5/30/03 (#)		Value of Unexercised In-The-Money Options at 5/30/03 ($) (1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Bruce L. Claflin	0	0	5,744,175	2,915,110	—	—
Dennis Connors	0	0	679,301	886,226	—	$99,000
John F. McClelland	0	0	1,467,153	0	$64,514	—
Gwendolyn A. McDonald	0	0	233,055	234,887	$35,495	$25,415
Mark D. Michael	28,963	$94,596	1,201,299	372,360	$264,699	—
Mark Slaven	0	0	272,315	386,301	$9,710	$272,990

(1)	Based on $4.91 per share, the closing sale price of our common stock on May 30, 2003 as reported by the Nasdaq National Market.

Employment, Severance and Change-of-Control Arrangements

Management Retention Agreements.    It is our practice to enter into Management Retention Agreements (“Retention Agreements”) with our senior executive officers. Due to our reorganization, the Retention Agreements for our Section 16 officers were revised.

Prior to this revision, our Chief Executive Officer was entitled to substantial benefits, including 100% accelerated vesting on all of his equity compensation and a cash payment equal to 200% of his annual compensation plus an amount equal to the pro-rata share of his target bonus on the consummation of specified corporate reorganizations that were likely to occur. In revising his Retention Agreement, our Chief Executive Officer agreed to forego the accelerated vesting and cash payments due upon these corporate reorganizations. Under the revised Retention Agreement, our Chief Executive Officer’s 3Com Deferred Compensation Plan Account was credited with an amount, subject to vesting, equal to 200% of his annual compensation plus an amount equal to the pro-rata share of his 2004 target bonus, less applicable Medicare withholding (the “Retention Benefit”). If our Chief Executive Officer remains employed by 3Com through the end of the 2004 fiscal year, then the pro-rated target bonus component of the Retention Benefit will vest. However, a like amount will then be subtracted from any 2004 fiscal year annual target bonus otherwise payable to him. Otherwise, the Retention Benefit will vest as to one-third per year (100% vested in three years) subject to our Chief Executive Officer remaining employed by 3Com on each vesting date. Vesting on the Retention Benefit will accelerate 100% in the event of (i) a Change of Control (as described below), (ii) subject to his signing a complete release of claims, a termination without cause, (iii) subject to his signing a complete release of claims, a voluntary termination for Good Reason (as described below), (iv) termination pursuant to death or permanent disability, or (v) subject to his continued employment with 3Com, on July 15, 2006. If the Retention Benefit does not vest it reverts to 3Com. Moreover, if our Chief Executive Officer materially competes with 3Com or any 3Com affiliates within one year following his termination as an employee, any Retention Benefit (except for the pro-rated target bonus component, if then vested) then remaining in his account shall be forfeited to 3Com.

On his termination of employment, our Chief Executive Officer will receive partially subsidized employee benefits until the earlier of two years from the date of termination or when he receives comparable benefits from another employer.

In the event of a Change of Control, our Chief Executive will receive (i) a bonus payment equal to the pro-rata share of that year’s target bonus, (ii) full acceleration of equity compensation, (iii) a one-year post-termination exercise period on his stock options and any stock appreciation rights, and (iii) only for a Change of Control occurring on or after July 15, 2006, an amount equal to two year’s annual compensation. If our Chief Executive Officer remains employed by 3Com through the end of the fiscal year in which a Change of Control occurs, any target bonus otherwise payable to him on account of that fiscal year will be reduced by the amount of the pro-rated target bonus payment.

Our senior executive officers, other than our Chief Executive Officer, following a qualifying event involving a Change of Control (as described below) and upon the signing of a complete release of all claims, will receive (i) a lump sum payment equal to 100% of such executive officer’s annual compensation (ii) continued coverage of employee benefits until the earlier of two years from the date of termination or when such executive officer receives comparable benefits from another employer; (iii) a bonus payment equal to the pro-rata share of that year’s target bonus; (iv) the full acceleration of stock options; and (v) a one-year post termination exercise period on their stock options and any stock appreciation rights. Our senior executive officers would be entitled to receive the foregoing benefits if any such officer is terminated without cause within three months prior to or twelve months following a Change of Control or if such officer voluntarily terminates for good reason during such time period. “Good Reason” under the Retention Agreements includes material reductions in duties, title, authority or responsibility, reduction of base salary, material reduction in aggregate level of employee benefits, relocation or constructive termination.

The Retention Agreement for our Executive Vice-President, Worldwide Operations has been revised to provide that he also receives the benefits set forth above upon signing a release of all claims in the event his employment terminates (other than for cause, death or permanent disability) after being required and declining to relocate his primary residence to the Marlborough, Massachusetts area by June 1, 2004. He also receives the above benefits if his employment terminates (other than for cause, death or permanent disability) within 90 days following 3Com reducing certain commuting benefits. 3Com may, in its sole discretion, extend the commuting period for our Executive Vice-President, Worldwide Operations up to June 1, 2005 (or some lesser period). In the event of such extension, the benefits under this paragraph will not be payable to our Executive Vice-President, Worldwide Operations for terminations occurring more than 90 days after the end of the extension period.

The Retention Agreement for our Executive Vice-President and Chief Financial Officer has been revised to provide that he will receive the benefits that are payable under our Severance Plan for Section 16 Officers (described below) upon signing a release of all claims in the event his employment terminates (other than for cause, death or permanent disability) after being required and declining to relocate his primary residence to the Marlborough, Massachusetts area by June 1, 2004. He also receives these benefits if his employment terminates (other than for cause, death or permanent disability) within 90 days following 3Com reducing certain commuting benefits. 3Com may, in its sole discretion, extend the commuting period for our Executive Vice-President and Chief Financial Officer up to June 1, 2005 (or some lesser period). In the event of such extension, the benefits under this paragraph will not be payable to our Executive Vice-President and Chief Financial Officer for terminations occurring more than 90 days after the end of the extension period.

In all of the Retention Agreements, if the officer’s employment is terminated for any other reason, he or she will receive severance or other benefits only to the extent he or she would be entitled to receive those benefits under our then existing severance or benefit plans or pursuant to any other written agreement. For our Chief Executive Officer, if the benefits provided under the Retention Agreement constitute a parachute payment under Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then he shall receive (i) a payment sufficient to pay such excise tax and (ii) an additional payment sufficient to pay the taxes arising as a result of such payment. Other senior executive officers will receive these payments only if the excise tax is at least 3.59 times the “base amount” under Section 280G.

As defined in the Retention Agreements, a “Change of Control” means: (i) the acquisition by any person of 50% or more of the total voting power of our then outstanding securities; (ii) the consummation of the sale or disposition of all or substantially all of company assets; (iii) the consummation of a merger or consolidation of us where the outstanding securities immediately prior thereto no longer represent at least 50% of the voting power immediately after such merger or consolidation; (iv) a change in the composition of the Board during any two consecutive years, such that a majority consists of persons who are not either directors who were in office when the agreement was entered into or whose nominations were approved by a majority of the directors who were in office not in connection with a transaction described in (i) through (iii) above.

Acceleration under Option Plans.    Options granted under the 1994 Option Plan contain provisions pursuant to which outstanding options must either become fully vested and immediately exercisable prior to a “transfer of control” transaction or must be assumed in the transaction, and all unexercised options terminate to the extent they are not assumed upon such “transfer of control” as defined under the 1994 Option Plan. For purposes of the 1994 Option Plan, a transfer of control is a change in ownership in which our stockholders immediately prior to the ownership change do not retain, directly or indirectly, at least a majority of the beneficial interest in our voting stock after the ownership change.

Options granted under the 1983 Option Plan and the 1994 Option Plan have their vesting accelerated as to 50% of the unvested shares subject thereto if an executive or employee optionee is terminated without cause within 12 months after a “transfer of control” transaction.

Options granted under the 3Com Corporation Director Stock Option Plan (the “Director Plan”) contain provisions pursuant to which all outstanding options granted under the Director Plan will become fully vested and immediately exercisable upon a merger or acquisition of us where we are not the survivor, or upon the sale of substantially all of our assets.

Severance Plan for Section 16 Officers.    In April 2001, the Board approved a severance plan covering our Section 16 officers. The severance plan provides for:

•	Severance amount equal to one year’s base salary and target bonus;

•	Accelerated vesting of all outstanding options by one year;

•	COBRA benefits for a period of one year; and

•	Extension of exercise period for all vested and unexercised options to a one-year period following termination.

Employment Agreement with Bruce Claflin.    We entered into an at-will employment agreement with Mr. Claflin on January 1, 2001 concurrent with Mr. Claflin’s promotion to Chief Executive Officer. This employment agreement provides for:

•	An initial base salary of $750,000 per annum, plus a target bonus of 100% of base salary based on performance criteria set by our Compensation Committee. The Compensation Committee has discretion to vary the base salary and target bonus based on performance, competitive data and achievement levels;

•	An option, vesting as to 25% of the shares subject to the option on the anniversary of the date of grant each year over a period of four years, to purchase one million shares of our common stock at the fair market value on the date of the employment agreement and with full acceleration of vesting in the event of a change of control;

•	100,000 shares of restricted stock, vesting as to 25% of the shares subject to the right of our repurchase on the anniversary of the date of grant each year over a period of four years and with full acceleration of vesting in the event of a change in control;

•	$20,000,000 term life insurance policy, that 3Com will maintain through January 1, 2005, benefiting Mr. Claflin’s family with premiums paid by us; and

•	Severance benefits of two years’ base salary and target bonus, 50% vesting of any unvested stock options and restricted stock and 18 months of continued benefits if Mr. Claflin is terminated without cause or if Mr. Claflin voluntarily terminates his employment for good reason as defined in the employment agreement.

Letter Agreements with Dennis Connors and Mark Slaven.    We entered into letter agreements with Dennis Connors and Mark Slaven, both effective June 1, 2003 in connection with the relocation of our corporate headquarters to Marlborough, Massachusetts. Pursuant to these agreements, 3Com agreed to reimburse these executives for certain commuting, lodging and incidental expenses, grossed-up for taxes, through June 1, 2004. Our Chief Executive Officer will review these agreements on or before June 1, 2004 for any extensions, modifications or terminations. Mr. Connors’ agreement also provides for relocation reimbursements under 3Com’s relocation program for his prior sale of his Texas primary residence in November, 2002 in the event that he is required and agrees to relocate to the Marlborough, Massachusetts area.

Compensation of Directors

Directors who are not 3Com employees received an annual retainer during fiscal 2003 as follows: lead director of the Board $35,000; committee members $30,000 each; other directors $25,000 each; plus reimbursement of travel expenses for members of the Board who reside outside of the local area. Directors also receive $1,000 for each Board meeting they attend and $500 for each committee meeting they attend.

Outside directors receive options to purchase common stock pursuant to the Director Plan. The Director Plan provides for the initial grant of an option to purchase shares of our common stock to each of our directors who is not a 3Com employee (“Outside Director”), with a maximum of 120,000 shares to be subject to each such option (or 160,000 shares for the “lead” director). For continuing directors, an annual renewal grant is made effective with each regularly scheduled company annual stockholder meeting, subject to the same share limits described for initial grants. In addition, each Outside Director is granted an option to purchase shares of our common stock upon becoming a member of a Board committee, with a maximum of 48,000 shares to be subject to each such option. The actual number of shares to be subject to the options granted for Board of Directors and committee service is established by the administrator of the Director Plan. All options granted have a ten-year term, and the initial grant vests 25% on each anniversary date of the grant and the annual renewal grant vests over two years with the first

50% vesting one year after grant and the remaining 50% vesting two years after grant (subject to 3Com’s right to repurchase any unvested shares) as long as the option holder continues to serve on the Board or a committee. During fiscal 2003, options were granted under the Director Plan for the following number of shares and at the per share exercise prices shown: Mr. Anderson — 54,000 shares at $4.26 per share; Mr. DiCamillo — 39,750 shares at $4.26 per share; Mr. Long — 39,750 shares at $4.26 per share; Mr. Reddy — 39,750 shares at $4.26 per share; and Mr. Yovovich — 39,750 shares at $4.26 per share.

During the fiscal year ended May 30, 2003, Mr. Benhamou served as our employee Chairman of the Board and received $264,000 from us in salary and bonus. The effective rate of Mr. Benhamou’s annualized base salary, effective October 16, 2002, was set at $100,000, with no opportunity for a bonus. Mr. Benhamou is also eligible for annual stock option grants at a level commensurate with his current duties. In fiscal 2003, Mr. Benhamou was granted an option to purchase 75,000 shares of our common stock at $4.07 per share.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports with the SEC. These persons are required by the SEC to furnish us with copies of all Section 16(a) reports that they file.

Based on our review of reports furnished to us and written representations from our directors and executive officers, we believe that all filing requirements were complied with in a timely manner during fiscal 2003 except as follows:

Bruce Claflin filed one late Form 4 related to one transaction. Mark Slaven filed one late Form 3 to correct his original Form 3 related to initial beneficial ownership.

Compensation Committee Interlocks And Insider Participation

The Compensation Committee during fiscal 2003 consisted of Messrs. Yovovich and DiCamillo, neither of whom is or has been an officer or employee of 3Com. No interlocking relationship existed during fiscal 2003 between our Board or Compensation Committee and the board of directors or compensation committee of any other company.

Related-Party Transactions

In February 2001 and May 2001, 3Com purchased shares of preferred stock of Intransa, Inc. for $95,000 and $1,900,000, respectively. Mr. Benhamou, our Chairman of the Board, invested $100,000 in Intransa in May 2000, $14,205 in December, 2002, and $18,166 in June, 2003. 3Com previously licensed certain technology to Intransa in exchange for a minority interest. Mr. Benhamou is a director of Intransa and has also received options to purchase shares of Intransa as compensation for his service as a director.

In February 2000, January 2001, and December 2001, 3Com purchased shares of preferred stock of Atrica, Inc. for $100,000, $4,780,000 and $4,000,000, respectively. Mr. Benhamou, our Chairman of the Board, invested $250,000 in January 2001, $750,000 in December 2001, and $100,000 in May 2003 in Atrica. 3Com previously licensed certain technology to Atrica in exchange for a minority interest. Mr. Benhamou is a director of Atrica.

Mr. Benhamou has been a director of Legato Systems, Inc. since March 1993. 3Com and Legato entered into an Enterprise Software License Agreement, effective as of June 28, 1999. In exchange for an $850,000 payment from 3Com, Legato granted 3Com a perpetual license to use certain Legato software. Pursuant to the License Agreement, 3Com was permitted to deploy unlimited copies of such software during a three-year period. 3Com also made three separate update and support payments of $179,748 in each of 1999, 2000, and 2001. In 2002, 3Com decided not to renew the provision of support services for the Legato software. Subsequently, Legato performed an audit of 3Com’s use of their software and has alleged that 3Com deployed certain software that it had not licensed and that it had deployed more copies of certain software than it had licensed. Legato has purported to terminate 3Com’s license to the Legato software and claims it is now owed an additional payment by 3Com in the amount of $410,000. 3Com has investigated these claims and is communicating with Legato in an effort to resolve this matter.

Except as described above or otherwise described under “Executive Compensation,” there have not been any transactions, and there are currently no proposed transactions, in which the amount involved would exceed $60,000 to which we or any of our subsidiaries were or are to be a party and in which any executive officer, director or five percent beneficial owner of our common stock, or members of the immediate family of them, had or will have a direct or indirect material interest, and there are no business relationships between us and any entity of which a director of 3Com is an executive officer or of which a director of 3Com owns equity interest in excess of ten percent, involving payment for property or services in excess of five percent of our consolidated gross revenues for fiscal 2003.

In October 1999, 3Com made a donation to Pennsylvania State University of $500,000 in cash and $750,000 in 3Com equipment. 3Com intends to make a further grant of $250,000 to Penn State, to be comprised of cash, equipment, or a combination of both, should Penn State agree to purchase 3Com’s high-end voice product, which is currently in testing at Penn State. Mr. Claflin, our President and CEO, is a member of the College of Liberal Arts Development Council as well as the Rock Ethics Institute Advisory Board of Penn State.

3Com is currently in negotiations with Carnegie Mellon University for Carnegie Mellon to purchase an advanced voice and data network to support the operation of Carnegie Mellon’s new Moffet Field, California campus. Under the proposed transaction, 3Com would grant Carnegie Mellon a $0.50 credit toward the purchase of 3Com products and services for each dollar of 3Com product and services purchased, up to a maximum of $500,000 in credits over a five-year period. Mr. Reddy, a member our Board of Directors, is a professor at Carnegie Mellon.

3COM CORPORATION

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee (the “Committee”) of the Board of Directors determines compensation for the chief executive officer, reviews and makes recommendations regarding pay programs for Section 16(b) executive officers and supervises the administration of the Company’s equity plans for executives and all employees. The Committee is composed of two outside directors, neither of whom is an employee or former employee of the Company.

Executive Compensation Philosophy and Objectives

3Com’s executive compensation philosophy seeks to provide a meaningful total compensation opportunity to each executive with a large portion of the package variable and aligned with shareholder value creation. Consequently, it is intended that 3Com executives may realize significant incentive value when 3Com shareholders receive significant gains. 3Com’s executive compensation programs are designed to:

•	attract, retain and motivate highly qualified executives;

•	align executive compensation with shareholder value creation; and

•	ensure that rewards are commensurate with performance.

At least annually, the Committee reviews the Company’s executive compensation programs and policies in light of the above philosophy, as well as changes and trends in the external marketplace. The Committee retains the services of a leading compensation consulting firm to advise on pay levels and mix, incentive plan design, and performance measurement. To assess market pay levels and mix, the Committee relies upon published survey and publicly-disclosed compensation data for executives with comparable responsibilities at other high-technology companies of comparable size and business focus. In addition, the Committee reviews 3Com’s incentive plan designs and performance linkage to ensure that programs continue to support the Company’s strategic and operational goals.

Components of Compensation

Executive compensation at 3Com consists primarily of base salary, a cash incentive opportunity, and equity-based incentives consisting primarily of stock options as well as restricted stock.

Base Salary

3Com targets executives’ base salaries at the median-to-60th percentile of the competitive market. In determining each executive officer’s base salary, the Committee considers competitive market data for similar positions at high-technology companies, individual responsibilities and performance, and internal equity within 3Com. In December 2002, the Committee conducted its scheduled salary review of the executive officers. Based upon market data and 3Com’s overall performance, no base salary increases were awarded.

Bonus

3Com’s Executive Bonus Plan rewards executives for the attainment of key Company goals. The CEO’s target bonus opportunity is 100% of annual base salary, while the target bonus opportunities for other executive officers range from 50% to 75% of annual base salary. If bonuses are earned in fiscal 2004, the corresponding cash payments will be made in January and July, 2004.

For fiscal 2003, bonus payments for all executive officers were contingent upon achievement of operating unit contribution margin, corporate operating income and consolidated revenue goals. Potential payments for fiscal 2003 ranged from zero to 200% of target, based on performance. For the first half of fiscal 2003, 3Com met some but not all of its revenue and operating income goals, resulting in executive bonuses that ranged from 32% to 53% of target. In the second half of fiscal 2003, the company’s performance fell short of revenue and profit goals and executive bonuses were not awarded. Executive bonuses for full-year fiscal 2003 ranged from 16% to 27% of target.

Equity Incentives

Executive officers’ pay mix emphasizes equity incentives. Consequently, equity compensation for 3Com’s executives is normally targeted at the 65th percentile of the market comparisons. Executive equity grants are determined by reviewing a composite set of data including Black-Scholes valuation estimates of disclosed grants made by comparable companies, third-party survey data, internal relationships, and potential incremental share dilution. The Committee believes that equity compensation should be emphasized because it most directly links executive and shareholder interests. The Company’s equity incentives have been primarily in the form of stock options, with restricted stock used on a more limited basis. Stock options are issued at an exercise price of fair market value on the date of grant and vest in equal annual installments over four years. The options we issue become valuable and exercisable only if the executive officer continues to work at 3Com and the stock price subsequently increases.

For fiscal 2003, the Company granted stock options and performance-accelerated vesting restricted stock (PAVRS) to executives. The PAVRS cliff vest after four years unless certain performance goals are achieved. For the fiscal 2003 grant, executives had an opportunity for 50% of the shares to vest after six months and 50% to vest after one year if certain operational and financial targets were met. While the aggregate number of shares granted to executives increased over fiscal 2002, we held the total grant value of executive long-term incentives, measured on a Black-Scholes basis, below the Company’s targeted positioning, taking into account ongoing management of shareholder dilution.

In fiscal 2003, performance for the first half was above break-even on an adjusted operating income basis, the threshold for acceleration of 50% of the fiscal 2003 PAVRS grant. For the second half of the fiscal year 2003, operating income was below target and as a result the remaining 50% of the Fiscal 2003 grant did not accelerate. The remaining 50% portion will cliff vest four years from the July 18, 2002 grant date.

Again for fiscal 2004, the Committee has determined that a mix of stock options and PAVRS will provide the best long-term incentive mix. However, as with fiscal 2003, we will take into account the dilutive effect of grants and issue fewer stock options and PAVRS (thus less grant value) than indicated by our long-term incentive positioning. For fiscal 2004, stock options will vest 25% per year over four years. PAVRS will cliff vest after four years unless certain performance goals are achieved — 50% of the PAVRS would vest after one year upon achievement of certain goals and the remaining 50% would vest after two years upon achievement of certain other goals. In the event that vesting is accelerated on any PAVRS, the executive will be required to hold those shares for at least one year and the executive will receive a cash bonus to facilitate settlement of the executive’s tax obligation and pre-empt the need for share sales.

3Com encourages all employees, including executives, to participate in stock ownership through the tax-qualified Employee Stock Purchase Plan (ESPP). The ESPP, in accordance with Internal Revenue Service guidelines, gives employees the opportunity to purchase 3Com stock with up to 10% of their base salary and bonuses, which in turn permits employees and executives to increase their ownership in the Company and further aligns their economic interests with the shareholders’.

CEO Compensation

The Chief Executive Officer’s salary, bonus and equity grants follow the policies set forth above. In determining Mr. Claflin’s compensation package, the Committee considered compensation practices at other high tech companies with whom 3Com competes for talent. The annual base salary for Mr. Claflin is $825,000. Like the other executive officers, Mr. Claflin did not receive a salary increase during the Executive Compensation Review. Mr. Claflin’s bonus opportunity ranges from zero to 200% of his target bonus, which is set at 100% of salary. For fiscal 2003, Mr. Claflin earned and received a cash bonus of $216,563, or 26.3% of his target bonus. For fiscal 2003, Mr. Claflin was granted stock options and PAVRS of 1,000,000 and 115,000 shares, respectively. Both the fiscal 2003 and planned fiscal 2004 equity grants fall below the median equity level of CEOs in 3Com’s comparison group. Like the other executive officers’ grants, Mr. Claflin’s stock options vest 25% per year over four years. The remaining 50% of the fiscal 2003 PAVRS grant for Mr. Claflin did not accelerate, and will cliff vest four years from the July 18, 2002, grant date.

Compliance with Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to a public corporation for compensation of more than $1 million paid to the corporation’s CEO and four other most highly compensated officers. Qualifying performance-based compensation will not be subject to the cap if certain requirements are met. The Committee has reviewed 3Com’s Executive Bonus Program and has weighed the benefits of compliance against the burdens. While the Committee’s intent is to maximize the deductibility of executive compensation to the extent reasonable, the Committee has chosen not to qualify the Executive Bonus Plan or the Restricted Stock Plan at this time in order to maintain flexibility. The Committee believes that any loss of deductibility will not be material to the Company’s results and that the burdens of compliance outweigh the benefits. 3Com’s stock option plans, however, are designed to comply with Section 162(m), so stock option grants under the plans are generally tax deductible upon exercise.

THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Paul G. Yovovich and Gary T. DiCamillo

REPORT OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

The Audit and Finance Committee oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for our financial statements and the overall reporting process, including our system of financial controls. In fulfilling its oversight responsibilities during fiscal 2003, the Audit and Finance Committee periodically:

•	reviewed the unaudited and audited financial statements with management and our independent auditors, Deloitte & Touche LLP;

•	discussed the accounting principles, significant assumptions, estimates and matters of judgment used in preparing the financial statements with management and Deloitte & Touche;

•	reviewed 3Com’s financial controls and financial reporting process; and

•	reviewed significant financial reporting issues and practices, including changes in accounting principles and disclosure practices.

The Audit and Finance Committee also reviewed with Deloitte & Touche, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, Deloitte & Touche’s judgment as to the quality, and not just the acceptability, of our accounting principles as applied in our financial reporting and such other matters as are required to be discussed with the Audit and Finance Committee under generally accepted accounting principles. The Audit and Finance Committee periodically met with Deloitte & Touche, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of 3Com’s financial reporting.

In addition, the Audit and Finance Committee discussed with Deloitte & Touche the independence of Deloitte & Touche from us and our management. The Audit and Finance Committee received from Deloitte & Touche the written disclosures required by the Independence Standards Board Standard No. 1 and discussed with Deloitte & Touche any matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit and Finance Committee also considered the compatibility of Deloitte & Touche’s non-audit services (principally tax advisory services) with the standards for auditors’ independence. The Audit and Finance Committee discussed with Deloitte & Touche the overall scope and plans for their audit.

Each of the directors who serves on the Audit and Finance Committee is “independent” for purposes of the rules of the Nasdaq Stock Market and meets the financial literacy and expertise tests recommended by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. The Audit and Finance Committee updated and revised its charter in fiscal 2002. During fiscal 2003, the Audit and Finance Committee met nine times.

In reliance on the reviews and discussions referred to above and representations by management that the financial statements were prepared in accordance with generally accepted accounting principles, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended May 30, 2003. The Audit and Finance Committee also recommended to the Board, subject to stockholder approval, the selection of Deloitte & Touche LLP as our independent accountants for the fiscal year ending May 28, 2004.

AUDIT AND FINANCE COMMITTEE
OF THE BOARD OF DIRECTORS

Fred D. Anderson
Gary T. DiCamillo
James R. Long

COMPARISON OF STOCKHOLDER RETURN

Set forth below is a line graph comparing the cumulative total return of our common stock with the cumulative total return of the Standard & Poor’s 500 Stock Index, our New Peer Group (1), and our Old Peer Group (2) for the period commencing on May 31, 1998 and ending on May 30, 2003 (fiscal year end) (3)(4). Our New Peer Group includes companies that are our principal competitors in the enterprise networking business.

DATA POINTS FOR PERFORMANCE GRAPH

	May 31(4),
	1998	1999	2000	2001	2002	2003
3Com	100	107.64	164.78	39.81	39.81	35.16
S&P 500	100	121.03	133.71	119.60	103.04	94.73
New Peer Group	100	195.07	351.51	138.59	120.67	131.48
S&P Networking Equipment (Old Peer Group)	100	165.72	320.26	107.27	86.02	74.32

(1)	Our New Peer Group consists of Avaya, Inc., Cisco Systems, Inc., Dell Computer Corporation, Enterasys Networks, Inc., Extreme Networks, Inc., and Foundry Networks, Inc.

(2)	Our Old Peer Group consisted of Agere Systems, Inc., Avaya, Inc., Cisco Systems, Inc., Enterasys Networks, Inc., Extreme Networks, Inc., Foundry Networks, Inc., Intel Corporation, Lucent Technologies, Inc., Nortel Networks Corporation, and Sonus Networks, Inc.

(3)	Assumes that $100.00 was invested on May 31, 1998 in our common stock and each index, and that all dividends were reinvested. No cash dividends have been declared on our common stock. On July 27, 2000, the Palm Distribution was made. The distribution of the Palm shares to our shareholders is treated as a special dividend for purposes of calculating shareholder return. It is assumed that the shares of Palm received in the Palm Distribution were sold at the when-issued closing market price on July 27, 2000 and all of the proceeds were reinvested in shares of our common stock at the when-issued closing market price on the same date. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(4)	3Com uses a 52–53 week fiscal year ending on the Friday nearest to May 31.

PROPOSAL 2:

APPROVAL OF 3COM 2003 STOCK PLAN

We are asking our stockholders to approve our 2003 Stock Plan (the “2003 Stock Plan”) so that we can use it to achieve 3Com’s goals. If the stockholders do not approve our 2003 Stock Plan, our current equity compensation plans, including the 1983 Stock Option Plan, the 1994 Stock Option Plan, the Director Plan, and the Restricted Stock Plan, will remain in effect together with any shares that have been authorized for grant or issuance thereunder. Our Board of Directors has approved the 2003 Stock Plan, subject to approval from our stockholders at the Annual Meeting. Approval of the 2003 Stock Plan requires the affirmative vote of the holders of a majority of the shares of 3Com’s common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. Our named executive officers and directors have an interest in this proposal.

It is in the best interest of our stockholders for 3Com to combine into a single plan the formerly separate equity compensation plans for employees, officers, directors, and consultants. This will ensure greater consistency of the administrative terms of the plans and bring them up to date with recent practices, including a reduction in the term of options from a ten-year term to a seven-year term that will reduce any potential dilution. There will also be a benefit from the use of a single, stockholder-authorized reserve for grants and issuances. Currently, under its separate equity compensation plans, 3Com has total shares available for grant that exceed its forecasted requirements. The shares available for grant as of May 30, 2003 was 129,006,691 shares. By adopting the 2003 Stock Plan, the total shares available for grant for that plan could be reduced to 20,000,000 shares. Thus, stockholder approval for adoption of the 2003 Stock Plan and elimination of surplus shares available for grant will reduce the potential dilution related to stock options and restricted stock grants. Moreover, this action would be expected to improve 3Com’s rating as calculated by Institutional Shareholder Services for shareholder value transfer (SVT) from 27.77% to approximately 12.24%, a substantial improvement that reflects best practices in our industry for use of equity compensation and corporate governance.

A total of 20,000,000 shares of our common stock have initially been reserved for issuance under the 2003 Stock Plan. Prior to the Annual Meeting of Stockholders on September 23, 2003, 3Com does not anticipate making any awards pursuant to the 2003 Stock Plan. However, no more than 30% of the shares issuable under the 2003 Stock Plan may be granted pursuant to Awards that have an exercise price or purchase price that is less than 100% of fair market value on the date of grant.

We believe strongly that the approval of the 2003 Stock Plan is essential to our continued success. Our employees are our most valuable asset. Stock options and other awards such as those provided under the 2003 Stock Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Such awards also are crucial to our ability to motivate employees to achieve 3Com’s goals.

Summary of the 2003 Stock Plan

The following paragraphs provide a summary of the principal features of the 2003 Stock Plan and its operation. Because the following is a summary, it may not contain all of the information that is important to you. Please refer to Appendix B for a copy of the entire 2003 Stock Plan.

Background and Purpose of the Plan

The 2003 Stock Plan permits the grant of the following types of incentive awards: (1) stock options, (2) restricted stock awards and (3) stock appreciation rights (individually, an “Award”). The 2003 Stock Plan is intended to attract, motivate, and retain employees, consultants, and non-employee directors who provide significant services to us. The 2003 Stock Plan also is intended to further our growth and profitability.

Administration of the Plan

Our Board of Directors or a committee appointed by our Board of Directors (the “Committee”) administers the 2003 Stock Plan. The members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code (so that 3Com can receive a federal tax deduction for some kind of compensation paid under the Plan). Option grants made pursuant to the automatic option grant program for our “outside” directors is administered by a committee comprised of members of our Board of Directors who are employees.

Subject to the terms of the 2003 Stock Plan, the Committee has the sole discretion to select the employees and consultants who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the 2003 Stock Plan and outstanding Awards. The Committee may delegate any part of its authority and powers under the Plan to one or more directors and/or officers of 3Com, but only the Committee itself can make Awards to participants who are executive officers of 3Com.

If an Award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the 2003 Stock Plan. Also, if we experience a stock dividend, reorganization or other change in our capital structure, the Committee has discretion to adjust the number of shares available for issuance under the 2003 Stock Plan, the outstanding Awards, and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards

The Committee selects the employees, directors and consultants who will be granted Awards under the 2003 Stock Plan. The actual number of individuals who will receive an Award under the 2003 Stock Plan cannot be determined in advance because the Committee has the discretion to select the participants. However, the committee comprised of our employee members of our Board of Directors, which administers the automatic grant program of options to our “outside directors”, shall not have any discretion to select which “outside” directors shall be granted options pursuant to the automatic option grant program.

Stock Options

A stock option is the right to purchase shares of 3Com’s common stock at a fixed exercise price for a fixed period of time. Under the 2003 Stock Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not 3Com, to more favorable tax treatment). The Committee will determine the number of shares covered by each option, but during any fiscal year of 3Com, no participant may be granted options covering more than 1,750,000 shares, except an additional 1,750,000 shares may be granted to a participant in connection with his or her initial employment.

The exercise price of the shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value (on the date of grant).

In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of 3Com or any of its subsidiaries. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.

An option granted under the 2003 Stock Plan cannot generally be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Committee. Options granted under the 2003 Stock Plan expire at the times established by the Committee, but not later than 7 years after the grant date.

The exercise price of each option granted under the 2003 Stock Plan must be paid in full at the time of exercise. The Committee also may permit payment through the tender of shares that are already owned by the participant, or by any other means which the Committee determines to be consistent with the purpose of the 2003 Stock Plan. The participant must pay any taxes 3Com is required to withhold at the time of exercise.

Automatic Stock Option Grants to Outside Directors

The 2003 Stock Plan provides for the automatic granting of nonqualified stock options to our “outside” directors. These options will have a term of seven years and will have an exercise price per share equal to 100% of the fair market value per share on the date of grant.

Administration.    Option grants to our “outside” directors are administered by a committee consisting of our “inside” directors. However, this committee does not have any discretion to select which “outside” directors will receive these grants.

Guidelines.    The committee of “inside” directors will establish guidelines that determine the number of options to be granted to “outside” directors, subject to the limits described below. The guidelines must provide that the number of shares of 3Com common stock subject to each option will be equal for each eligible participant, except that special consideration may be given for the Chairman of the Board, the “lead” outside director, and service on Board committees.

Initial Grant.    Each person who first becomes an “outside” director once the 2003 Stock Plan is effective will automatically be granted an option to purchase that number of shares specified in the guidelines then currently in effect. This initial grant may not exceed 120,000 shares of common stock (or 160,000 shares if the participant is the lead director or Chairman of the Board). An “inside” director who becomes an “outside” director will not receive an initial grant. The initial grants will vest as to 25% of the shares on each anniversary of the date of grant, so as to be 100% vested on the fourth anniversary of the date of grant, subject to the optionee remaining a director through such vesting dates. Vesting of the initial grant may be accelerated if a change of control transaction occurs, as discussed below.

Pro-Rata Grant.    Additionally, at the time an initial grant is made to a new director, he or she will receive an option grant for a number of shares equal to the number specified in the guidelines then currently in effect, pro-rated to reflect the number of full months of service remaining prior to the next annual stockholder meeting. This pro-rata grant will vest as to 50% of the shares on each anniversary of the date of grant, so as to be 100% vested on the second anniversary of the date of grant, subject to the optionee remaining a director through such vesting dates. Vesting of the pro-rata grant may be accelerated if a change of control transaction occurs, as discussed below.

Annual Grant.    On the date of each regularly scheduled annual stockholder meeting, each “outside” director, he or she shall have served as an “outside” director for at least the last six months, will be automatically granted an option to purchase a number of shares specified in the guidelines. The option may not exceed 120,000 shares of common stock (or 160,000 shares if the participant is the lead director or Chairman of the Board on the date of grant). These annual grants will vest as to 50% of the shares on the day prior to the next year’s regularly scheduled annual stockholder meeting, and as to the balance of the shares on the day prior to the regularly scheduled annual stockholder meeting of the second following year, so as to be 100% vested on the day prior to the annual stockholder meeting held approximately two years following the grant date, subject to the optionee remaining a director through such vesting dates.

Acceleration.    If an Optionee’s service as a director terminates more than six (6) months after commencement of service as an “outside” director, then the option will immediately accelerate as to one year’s additional vesting or, with respect to an annual grant, as to the number of shares that would have vested on the day prior to the next regularly scheduled meeting of the stockholders. The option will remain exercisable, to the extent vested on the date of termination of Board service, for one year following the termination date. However, if an “outside” director retires, the option will vest as to 100% of the shares and will remain exercisable for three years following the retirement. If an “outside” director ceases to serve as an “outside” director because of death or disability, the option will immediately accelerate as to one year’s additional vesting or, with respect to an annual grant, as to the number of shares that would have vested on the day prior to the next regularly scheduled meeting of the stockholders, even if the termination of service occurs within six months following the commencement of service as an “outside” director.

Restricted Stock

Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Committee. The Committee will determine the number of shares of restricted stock granted to any employee or consultant.

In determining whether an Award of restricted stock should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting that it determines to be appropriate. For example, the Committee may decide to grant an Award of restricted stock only if the participant satisfies performance goals established by the Committee.

Stock Appreciation Rights

Awards of stock appreciation rights may be granted pursuant to the 2003 Stock Plan. Stock appreciation rights may be granted to employees, consultants and to members of our Board of Directors. No participant may be granted stock appreciation rights covering more than 1,750,000 shares in any fiscal year of 3Com in the event the stock appreciation right’s exercise price equals or exceeds 100% of the fair market value of the shares on the date of grant.

The Committee determines the terms and conditions (including exercise price) of stock appreciation rights. However, no stock appreciation right may have a term of seven (7) years from the date of grant.

Upon exercising a stock appreciation right, the holder of such right shall be entitled to receive payment from 3Com in an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price times (ii) the number of shares with respect to which the stock appreciation right is exercised.

3Com’s obligation arising upon the exercise of a stock appreciation right may be paid in shares or in cash, or any combination thereof, as the Committee may determine.

Change of Control

Stock Options and Stock Appreciation Rights.    In the event of a “change of control” of 3Com, the successor corporation will either assume or provide a substitute award for each outstanding stock option and stock appreciation right. In the event the successor corporation refuses to assume or provide a substitute award, the Committee will provide at least 15 days notice that the option or stock appreciation right will immediately vest and become exercisable as to all of the shares subject to such Award and that such Award will terminate upon the expiration of such notice period.

Restricted Stock.    In the event of a “change of control” of 3Com, any 3Com repurchase or reacquisition right with respect to restricted stock will be assigned to the successor corporation. In the event that 3Com’s repurchase or reacquisition right is not assigned to the successor corporation, 3Com’s repurchase or reacquisition right will lapse and the participant will be fully vested in the shares of restricted stock.

Automatic “Outside” Director Options.    In the event of a “change of control” of 3Com in which the “outside” directors are terminated or asked to resign, either upon the change of control or within one year following the change of control, their automatic stock option grants described above will vest 100% immediately prior to the change of control. In the event of a Change of Control in which the “outside” directors are not terminated or asked to resign, their automatic stock option grants will be treated the same as all other stock options.

Certain Terminations Within Twelve Months Following a Change of Control.    In the event that, within twelve (12) months following a change of control, a participant’s employment with 3Com is terminated involuntarily by 3Com without cause, then the participant’s award will have their vesting accelerated as to fifty percent (50%) of the shares that are unvested as of the date of termination of employment.

Awards to be Granted to Certain Individuals and Groups

The number of Awards that an employee or consultant may receive under the 2003 Stock Plan is in the discretion of the Committee and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares subject to options which would have been granted in fiscal 2003 if the 2003 Stock Plan had been in effect, (b) the average per share exercise price of these options, (c) the aggregate number of shares of restricted stock which would have been granted in fiscal 2003 if the 2003 Stock Plan had been in effect, and (d) the dollar value of such shares of restricted stock based on the fair market value of such restricted stock on the date of grant.

Name of Individual or Group	Number of Options Granted		Average Per Share Exercise Price		Number of Shares of Restricted Stock Granted	Dollar Value of Shares of Restricted Stock Granted
Bruce L. Claflin	1,000,000		$5.2000		115,000	$493,350.00
Dennis Connors	450,000		$4.8900		65,000	$278,350.00
John F. McClelland	300,000		$5.2000		45,000	$193,050.00
Gwendolyn A. McDonald	150,000		$5.2000		25,000	$107,250.00
Mark D. Michael	150,000		$5.2000		25,000	$107,250.00
Mark Slaven	300,000		$4.0300		40,000	$171,600.00
All current executive officers, as a group	2,155,000		$4.9686		285,000	$1,222,150.00
All current directors who are not executive officers, as a group	288,500		$4.2106		0	$0.00
All current employees who are not executive officers, as a group	10,434,777	(1)	$4.3691	(1)	245,000	$1,082,150.00

(1)	Consists of 10,365,990 options with an average per share exercise price of $4.3692 and 68,787 Stock Appreciation Rights (SARs) with an average per share exercise price of $4.3960.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table summarizes our equity compensation plans as of May 30, 2003:

	Number of securities to be issued upon exercise of options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in 1st column)
	(Shares in thousands)
Equity compensation plans approved by stockholders	25,362	$7.64	43,675
Equity compensation plans not approved by stockholders*	58,532	$6.85	91,380

Total	83,894	$7.09	135,055

*	Excludes 1.6 million outstanding options with an average exercise price of $3.80. These options were assumed in connection with acquisitions and no additional options are available for future issuance under such plans.

Options issued and available for future issuance outside of the stockholder-approved plans have been issued under our broad based plan, which is the 1994 Stock Option Plan, as amended. Options granted from this plan are granted at fair value, vest over two to four years, and expire ten years after the date of grant.

During the period from May 31, 2003 through July 25, 2003, we have granted an additional .7 million stock options at a weighted average price of $4.8527 per share.

Non-Transferability of Awards

An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and 3Com of Awards granted under the 2003 Stock Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options.    No taxable income is reportable when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.    No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock.    A participant will not have taxable income upon grant unless he or she elects to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid for the shares.

Tax Effect for 3Com.    The Company generally will be entitled to a tax deduction in connection with an Award under the 2003 Stock Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, 3Com can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2003 Stock Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The 2003 Stock Plan has been designed to permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting 3Com to continue to receive a federal income tax deduction in connection with such Awards.

Amendment and Termination of the 2003 Stock Plan

The Board generally may amend or terminate the 2003 Stock Plan at any time and for any reason; provided, however, that the Board cannot reprice or otherwise exchange awards under the Plan without stockholder consent.

Summary

We believe strongly that the approval of the 2003 Stock Plan is essential to our continued success. Awards such as those provided under the 2003 Stock Plan constitute an important incentive for key employees and other service providers of 3Com and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We strongly believe that the 2003 Stock Plan is essential for us to compete for talent in the very difficult labor markets in which we operate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE APPROVAL OF 3COM’S 2003 STOCK PLAN

PROPOSAL 3:

APPROVAL OF INCREASE IN SHARE RESERVE UNDER
3COM 1984 EMPLOYEE STOCK PURCHASE PLAN
BY 5,000,000 SHARES

Our Board has approved an increase in the number of shares of our common stock reserved under our 1984 Employee Stock Purchase Plan, as amended (the “ESPP”) by 5,000,000 shares, and we are asking you to approve this increase at the Annual Meeting. As of the Record Date, 6,048,250 shares of our common stock (excluding the 5,000,000 shares we are asking you to approve) were available for future purchases under the ESPP. The Board believes that the adoption of this proposal is in the best interests of 3Com for the reasons discussed below.

We seek to attract, motivate and retain talented and enterprising employees by rewarding performance and encouraging behavior that will improve our profitability. We believe that the ESPP plays an important role in achieving these objectives by encouraging broad employee stock ownership. Like many technology companies, we believe that equity-based incentive programs for all of our employees help to ensure a tight link between the interests of our stockholders and the interests of our employees and to enhance our ability to continue recruiting and retaining top talent.

Our management believes that the ESPP needs an increase in the share reserve to continue to operate.

Summary of the ESPP

The following paragraphs provide a summary of the principal features of the ESPP and its operation. Because the following is a summary, it may not contain all of the information that is important to you. You may obtain full a copy of the ESPP by making a written request addressed to Mark D. Michael, Senior Vice President, General Counsel and Secretary, 3Com Corporation, 5500 Great America Parkway, Santa Clara, CA 95052. A copy of the ESPP was also filed as Exhibit 10.3 to our Form 10-K filed on August 1, 2003, which is available on the SEC’s website at www.sec.gov.

Administration and Share Reserve

The ESPP is administered by our Board of Directors or a committee of the Board. Since its inception, a total of 41,687,441 shares of 3Com common stock have been reserved for issuance under the ESPP and 35,639,191 shares have been issued upon purchase as of the Record Date (the foregoing share totals reflect the Palm Distribution Adjustment.) This proposal seeks your approval to increase the number of shares reserved for issuance under the ESPP to 46,687,441 shares.

Eligibility

Any employee of 3Com or any present or future subsidiary corporation of 3Com (including any officer or director who is also an employee) is eligible to participate in the ESPP as long as the employee is customarily employed for at least 20 hours per week. No person who owns or holds options to purchase, or who as a result of participation in the ESPP would own or hold options to purchase, 5% or more of our common stock is entitled to participate in the ESPP. As of the Record Date, approximately 1,430 employees participated in the ESPP.

Participation in an Offering

Each offering of our common stock under the ESPP is for a period of six months. Offering periods under the ESPP commence on April 1 and October 1 of each year and end on September 30 and March 31 respectively. Notwithstanding the foregoing, the Board may establish a different term (including a term of up to 24 months) with interim six months purchase periods for one or more offering periods under the ESPP.

Our Board recently approved an amendment to the ESPP reducing offering periods from twenty-four month period to a six-month period, beginning with offering periods beginning on or after October 1, 2003. Outstanding twenty-

four month offering periods will not be shortened and will run their course. Offerings under the ESPP begin on the first trading day in October and the first trading day of April of each year.

Participation in the ESPP is limited to eligible employees who authorize payroll deductions under the ESPP. At the present time, these payroll deductions may not exceed 10% of base pay. Once an employee becomes a participant in the ESPP, the employee will automatically participate in each successive offering period until the employee withdraws from the ESPP or the employee’s employment terminates.

Purchase Price

The purchase price per share at which the shares of our common stock are sold under the ESPP generally will be equal to 85% of the lesser of the fair market value of our common stock on (a) the first day of the applicable offering period or (b) the last day of a six month purchase period. The closing price of 3Com’s common stock as reported on the Nasdaq National Market was 4.789 per share on July 25, 2003.

Shares Purchased

The number of shares of our common stock a participant purchases in each offering is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation by the purchase price per share. Participants may not purchase shares of our common stock having a fair market value exceeding $25,000 in any calendar year. For this purpose, the fair market value of 3Com common stock purchased in a given offering is determined as of the first day of that offering. Furthermore, a participant may not purchase more than 4,000 shares in a single offering, although this limit may be adjusted by our Board from time to time to reflect fluctuations in the fair market value of 3Com common stock to the extent permitted by law. Any cash not applied to the purchase of shares is returned to the participant except for cash insufficient to purchase a single share of 3Com common stock at the end of the offering.

Withdrawal

A participant may withdraw from an offering at any time prior to five business days before the end of the offering period without affecting his or her eligibility to participate in future offerings.

Amendment or Termination

Our Board may at any time amend or terminate the ESPP, except that your approval of the amendment within twelve months of the adoption of the amendment is required to increase the number of shares authorized for issuance under the ESPP or to change the designation of corporations whose employees may purchase shares of 3Com common stock under the ESPP. The ESPP will terminate when all of the shares reserved for issuance under the ESPP have been issued or when earlier terminated by the Board.

Federal Tax Aspects

The following paragraphs are a summary of the federal income tax consequences to U.S. taxpayers and 3Com of participation in the ESPP. Tax consequences for any particular individual may be different.

Tax Effect for Dispositions Within Two Years.    If a participant disposes of shares purchased under the ESPP within two years from the first day of the offering or within one year from the date of purchase (a “disqualifying disposition”), the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the stock on the date the stock was purchased exceeds the purchase price. The amount of the ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant’s holding period is more than twelve months, otherwise it will be short-term.

Tax Effect for Dispositions After Two Years.    If the participant disposes of shares more than two years after the date the underlying right to purchase shares was granted and more than one year after the date the stock was purchased, the participant will realize ordinary income in the year of disposition equal to the lesser of (a) the excess of the fair market value of the shares on the date of disposition over the purchase price or (b) 15% of the fair market value of the shares on the first day of the offering in which those shares were purchased. The amount of any ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

Tax Effect for 3Com.    3Com will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as result of the disposition. In all other cases, no deduction is allowed to 3Com.

Vote Required and Board Recommendation

The affirmative vote of a majority of the Votes Cast at the Annual Meeting, at which a quorum is present, either in person or by proxy, is required for approval of this proposal.

The Board believes that the proposed amendment to the ESPP is in the best interest of 3Com and its stockholders for the reasons stated above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
APPROVAL OF AN INCREASE IN THE SHARE RESERVE UNDER THE 3COM 1984
EMPLOYEE STOCK PURCHASE PLAN BY 5,000,000 SHARES.

PROPOSAL 4:

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board has selected Deloitte & Touche LLP as our independent public accountants for the fiscal year ending May 28, 2004. Deloitte & Touche LLP has acted in this capacity since its appointment in 1980. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed to us by Deloitte & Touche LLP for the audit of our annual financial statements for the fiscal year ended May 30, 2003 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year were $1,797,081.

Audit-Related Fees

The aggregate audit-related fees billed to us by Deloitte & Touche LLP for the fiscal year ended May 30, 2003 were $593,110. These fees are for consulting services related to the formation of our joint venture with Huawei Technologies and consulting and audit services related to the sale of our CommWorks business to UTStarcom, Inc.

Tax Fees

The aggregate fees billed to us by Deloitte & Touche LLP for the fiscal year ended May 30, 2003 for services related to tax compliance, tax advice and tax planning were $1,803,451.

Financial Information Systems Design And Implementation Fees

Deloitte & Touche did not perform any information technology services relating to financial information systems design and implementation for the fiscal year ended May 30, 2003.

All Other Fees

There were no other fees billed to us by Deloitte & Touche LLP for the fiscal year ended May 30, 2003.

Vote Required

The affirmative vote of a majority of the Votes Cast is necessary to approve this proposal. Assuming a quorum is present, abstentions will have the effect of a vote “against” this proposal, and broker non-votes will have no effect on the outcome of the vote. If our stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent public accountants, the Board will reconsider such appointment.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT PUBLIC ACCOUNTANTS
FOR THE FISCAL YEAR ENDING MAY 28, 2004.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals that are intended for inclusion in our proxy statement relating to the 2004 Annual Meeting of Stockholders must be received at our offices at 350 Campus Drive, Marlborough, Massachusetts 01752-3064 no later than April 14, 2004 and must satisfy the conditions established by the SEC for stockholder proposals to be included in our proxy statement for that meeting.

If a stockholder wishes to present a proposal at our 2004 annual meeting and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance notice to us prior to June 25, 2004, which is the deadline determined in accordance with our bylaws. If a stockholder gives notice of such a proposal after the bylaw deadline, the stockholder will not be permitted to present the proposal at the meeting.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business that the Board intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Any stockholder may present a matter from the floor for consideration at a meeting so long as certain procedures are followed. Under our bylaws, for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to us not later than 90 days prior to the next annual meeting (under the assumption that the next annual meeting will occur on the same calendar day as the day of the most recent annual meeting). As to each proposed matter, the notice must include the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares of our stock that are beneficially owned by the stockholder; and (d) any material interest of the stockholder in such business. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

By Order of the Board of Directors,

Mark D. Michael
Secretary

August 12, 2003

Appendix A

3Com Corporation
Board Guidelines on Corporate Governance Issues

1.    Primary Functions of the Board of Directors.    The business and affairs of the corporation shall be under the direction of the board. This includes overseeing the conduct of the corporation’s business by management and review of the corporation’s financial objectives and major corporate plans, strategies and actions. 3Com directors are expected to promote the best interests of shareholders in terms of corporate governance, fiduciary responsibilities, compliance with applicable laws and regulations, and maintenance of accounting, financial or other controls. Directors will participate in the selection, evaluation and, where appropriate, replacement of the Chief Executive Officer and will regularly approve a CEO succession plan. Directors will also provide input to the CEO for the evaluation, as well as the recruitment, of the principal senior executives of the corporation.

2.    Authorization Guidelines.    Consistent with the board’s power to delegate management of the day-to-day operation of the corporation’s business, the board shall exercise business judgment in establishing and revising guidelines for authorization of expenditures or other corporate actions, and these will periodically be reviewed with management.

3.    Board Access to Senior Management.    Directors have complete access to 3Com’s executive officers. As a courtesy, directors will use judgment to ensure that such contact would not be distracting to the business operation, or management reporting structure of the corporation. The board expects the CEO, from time to time, to bring managers into board meetings who can provide additional insight into the items being discussed or who have future potential that the CEO believes should be made visible to the board.

4.    Leadership of the Board.    The leadership of the board shall include a chairman of the board and a lead outside director. The Chairman shall appoint a lead outside director. The Chairman shall exercise initiative in recommending to the board candidates for directorships and board committee assignments. The Chairman and Secretary shall disseminate to directors on a timely basis briefing materials to be included in the meeting agenda, as well as minutes from prior meetings and any written reports by committees. The Nominating and Governing Committee, pursuant to its committee charter, shall evaluate board effectiveness and recommend best practices with respect to board governance.

The board endorses the role of a lead outside director, to be appointed by the Chairman. The lead outside director shall serve as the focal point for outside directors regarding resolving conflicts with the CEO, or other outside directors, and coordinating feedback to the CEO on behalf of outside directors regarding business issues and board management. The lead outside director will also serve as a special counsel to the CEO. The lead outside director and the other outside directors shall meet regularly without the CEO present.

5.    Charters of Standing Committees.    The current committee structure of the board includes the following committees: Audit and Finance, Compensation, Nominating and Governance, and Technology. The charters of each standing committee will be reviewed periodically with a view to delegating committees with the authority of the board concerning specified matters appropriate to such committee. Such authority will be set forth in board resolutions or bylaws pertaining to the charters of board committees.

6.    Board Selection Process.    It is expected that all directors will be alert to potential board candidates with appropriate skills and characteristics and communicate information regarding board selection matters to the Nominating and Governance Committee. The Nominating and Governance Committee shall exercise initiative in recommending to the board candidates for directorships and board committee assignments. The board endorses the value of seeking qualified directors from diverse backgrounds otherwise relevant to the corporation’s mission, strategy and business operations and perceived needs of the board at a given time.

7.    Director’s Eligibility, Education, and Term of Office.    Directors may not serve on the board of directors of more than five other companies. Directors shall be reimbursed for costs incurred in connection with participating in a director education program that is accredited by Institutional Shareholder Services, or any similar organization. Directors are elected to hold office for term of two years. As an alternative to term limits, the Chairman and lead director will review each director’s continuation on the board at the conclusion of each two-year term. This will also allow each director the opportunity to conveniently confirm his or her desire to continue as a member of the

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board. Each director is required to submit a letter of resignation upon a job change. Such letter is to be accepted or rejected at the discretion of the Chairman. Directors must retire from the board at the conclusion of any term during which the director reaches the age of seventy years.

8.    Board and Committee Meetings.    In preparation for meetings of the board and its committees, the Chairman will consult with the CEO regarding the agenda and content and with support from the Secretary shall disseminate to directors on a timely basis briefing materials regarding matters to be included in the meeting agenda, as well as minutes from prior meetings and any written reports by committees. On those occasions in which the subject matter is too sensitive to put on paper, the presentation will be discussed at the meeting. Presentations to the board may rely on directors having reviewed and digested information set forth in the briefing materials, thus allowing more time for discussion, clarification and feedback. Consistent with authorization guidelines and committee charters, day-to-day operational matters, routine administrative items and matters specified in standing committee charters shall be acted upon either by management or a board committee, as reflected in normal management or committee reports to the board. The format of each board meeting includes executive session with the directors and Chairman. Adequate time will be scheduled for completion of matters placed on the agenda of each meeting, including an annual off-site meeting of the board to review long-term strategy. The board has the authority to hire its own advisors and to have them present at meetings, as it deems necessary.

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Appendix B

3COM CORPORATION
2003 STOCK PLAN

8.	Stock Options	B-5
	(a) Term of Option	B-5
	(b) Option Exercise Price, Waiting Period and Consideration	B-6
	(c) Termination of Relationship as a Service Provider	B-6
	(d) Disability of Optionee	B-7
	(e) Death of Optionee	B-7
	(f) Buyout Provisions	B-7
9.	Restricted Stock	B-7
	(a) Grant of Restricted Stock	B-7
	(b) Exercise Price and other Terms	B-7
	(c) Restricted Stock Award Agreement	B-8
10.	Stock Appreciation Rights	B-8
	(a) Grant of SARs	B-8
	(b) Exercise Price and other Terms	B-8
	(c) Payment of SAR Amount	B-8
	(d) Payment upon Exercise of SAR	B-8
	(e) Cash Settlements and Plan Share Allocation	B-8
	(f) SAR Agreement	B-8
	(g) Expiration of SARs	B-8
	(h) Termination of Relationship as a Service Provider	B-8
	(i) Disability of Participant	B-8
	(j) Death of Participant	B-8
	(k) Buyout Provisions	B-9
11.	Option Grants to Independent Directors	B-9
	(a) Nonstatutory Stock Options	B-9
	(b) Administration	B-9
	(c) Guidelines	B-9
	(d) Initial Grant	B-9
	(e) Pro-Rata Grant	B-9
	(f) Annual Grant	B-9
	(g) Other Option Terms	B-10
12.	Leaves of Absence	B-10
13.	Non-Transferability of Awards	B-10
14.	Adjustments Upon Changes in Capitalization, Dissolution,
	Liquidation or Change of Control	B-10
	(a) Changes in Capitalization	B-10
	(b) Dissolution or Liquidation	B-11
	(c) Change of Control	B-11
15.	Award Date of Grant	B-12
16.	Amendment and Termination of the Plan	B-12
	(a) Amendment and Termination; No Repricing	B-12
	(b) Stockholder Approval	B-12
	(c) Effect of Amendment or Termination	B-12
17.	Conditions Upon Issuance of Shares	B-12
	(a) Legal Compliance	B-12
	(b) Investment Representations	B-12
18.	Inability to Obtain Authority	B-12
19.	Reservation of Shares	B-12
20.	Stockholder Approval	B-12

3COM CORPORATION
2003 STOCK PLAN

1.    Purposes of the Plan.    The purposes of this 2003 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock and Stock Appreciation Rights. In addition, the Plan provides for automatic option grants to Independent Directors.

1.    Definitions.    As used herein, the following definitions shall apply:

(a)  “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)  “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

(c)  “Award” means, individually or collectively, a grant under the Plan of Options, SARs or Restricted Stock.

(d)  “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)  “Cause” means (i) an act of personal dishonesty taken by the Participant in connection with his or her responsibilities as an employee and intended to result in substantial personal enrichment of the Participant, (ii) Participant being convicted of or pleading nolo contendere to a felony, (iii) a willful act by the Participant which constitutes gross misconduct and which is injurious to the Company, (iv) following delivery to the Participant of a written demand for performance from the Company which describes the basis for the Company’s reasonable belief that the Participant has not substantially performed his or her duties, continued violations by the Participant of the Participant’s obligations to the Company which are demonstrably willful and deliberate on the Participant’s part.

(f)  “Change in Control” means the occurrence of any of the following events:

(i)  Any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)  The consummation of the sale or disposition by the Company of all or substantially all the Company’s assets; or

(iii)  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv)  A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date upon which this Agreement was entered into, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii), or (iii) above, or in connection with an actual or threatened proxy contest relating to the election of directors to the Company.

(g)  “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(h)  “Committee” means a committee, which may consist of one or more persons whom may or may not be Board members, as is consistent with Applicable Laws, appointed by the Board in accordance with Section 4 of the Plan.

(i)  “Common Stock” means the common stock of the Company.

(j)  “Company” means 3Com Corporation.

(k)  “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l)  “Director” means a member 3Com’s Board of Directors.

(m)  “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n)  “Discretionary Options” means Incentive Stock Options and Nonstatutory Stock Options that are not issued pursuant to the Independent Director option grant provisions of Section 11.

(o)  “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or any leave for which a return to employment is guaranteed under Applicable Laws, or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(p)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)  “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)  in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(r)  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(s)  “Independent Director” means a Director who is not an Employee.

(t)  “Inside Director” means a Director who is an Employee.

(u)  “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(v)  “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

(w)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x)  “Option” means a stock option granted pursuant to the Plan.

(y)  “Optioned Stock” means the Common Stock subject to an Option or SAR.

(z)  “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa)  “Participant” means the holder of an outstanding Award granted under the Plan.

(bb)  “Plan” means this 2003 Stock Plan.

(cc)  “Qualifying Board Retirement” means an Independent Director’s termination from Board membership, including pursuant to the Independent Director’s death or Disability, if such termination follows ten full years of Board service or five full years of Board service and attainment of age 62 or greater.

(dd)  “Restricted Stock” means shares of Common Stock or units/rights to acquire shares of Common Stock granted pursuant to Section 9 of the Plan that are subject to vesting.

(ee)  “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ff)  “Section 16(b)” means Section 16(b) of the Exchange Act.

(gg)  “Service Provider” means an Employee, Director or Consultant.

(hh)  “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(ii)  “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 10 is designated as an SAR.

(jj)  “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code and also include partnerships, limited liability companies and other entities that are at least 30% owned by the Company.

3.  Stock Subject to the Plan.    Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 20,000,000 Shares; provided, however, that in no event shall more than 30% of the Shares issuable under the Plan be granted pursuant to Awards with an exercise price or purchase price that is less than 100% of Fair Market Value on the date of grant. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, is forfeited back to or repurchased by the Company, the unpurchased Shares (or for Restricted Stock, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, only shares actually issued pursuant to an SAR (or in the event of a cash payout, the share equivalent) shall cease to be available under the Plan; all remaining shares under SARs, shall remain available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant under the Plan.

4.  Administration of the Plan.

(a)  Procedure.

(i)  Multiple Administrative Bodies.    The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii)  Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Compensation Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)  Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)  Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Compensation Committee, or (B) a different Committee, in either case which shall be constituted to satisfy Applicable Laws. Grants to Independent Directors under Section 11 of the Plan shall be administered by the Company’s Inside Directors.

(b)  Powers of the Administrator.    Subject to the provisions of the Plan the Administrator shall have the authority, in its discretion:

(i)  to determine the Fair Market Value;

(ii)  to select the Service Providers to whom Awards may be granted hereunder;

(iii)  to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv)  to approve forms of agreement for use under the Plan;

(v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise or purchase price, the time or times when Awards may be vested, exercised, purchased or granted (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions or repurchase rights, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)  to construe and interpret the terms of the Plan and awards granted pursuant to the Plan, including, but not limited to, a determination of a Participant’s date of termination with respect to any Award granted under the Plan;

(vii)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws, satisfying foreign securities law or achieving other foreign legal compliance objectives;

(viii)  to modify or amend each Award (subject to Section 16 of the Plan), including the discretionary authority to extend the post-termination vesting or exercisability or Offering Period of Awards longer than is otherwise provided for in the Plan;

(ix)  to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or SAR or upon the vesting or earlier tax recognition of Restricted Stock that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xi)  to make all other determinations deemed necessary or advisable for administering the Plan.

(c)  Effect of Administrator’s Decision.    The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5.  Eligibility.

(a)  Awards and Discretionary Stock Options.    Awards and Discretionary Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

(b)  Automatic Independent Director Option Grants.    Automatic Option grants under Section 11 hereof shall only be made to Independent Directors.

6.  Limitations.

(a)  Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or subsidiary as defined in Code Section 424(f)) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)  Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing their relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.

(c)  The following limitations shall apply to grants of Options and SARs with an exercise price equal to or exceeding 100% of Fair Market Value on the grant date:

(i)  No Service Provider shall be granted, in any fiscal year of the Company, Option or SARs to purchase more than 1,750,000 Shares.

(ii)  In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,750,000 Shares which shall not count against the limit set forth in subsection (i) above.

(iii)  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14(a).

(iv)  If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14(c)), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above.

7.  Term of Plan.    The Plan shall become effective upon the date of stockholder approval of the Plan in 2003. It shall continue in effect for a term of ten (10) years from the date upon which the Board approved the Plan subject to obtaining stockholder approval, namely July 15, 2013.

8.  Stock Options.

(a)  Term of Option.    The term of each Option shall be stated in the Option Agreement and shall be no more than seven (7) years from the date of grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or subsidiary that qualifies under Code Section 424(f), the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

(b)  Option Exercise Price, Waiting Period and Consideration.

(i)  Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

        (1)  In the case of an Incentive Stock Option

                a)  granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Code Section 424(f) subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                b)  granted to any Employee other than an Employee described in paragraph a) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

        (2)  In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator, with a minimum exercise price equal to par value.

(ii)  Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may become vested or be exercised and shall determine any conditions which must be satisfied before the Option may vest or be exercised.

(iii)  Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration, subject to Applicable Laws, may consist entirely of:

        (1)  cash;

        (2)  check;

        (3)  other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

        (4)  consideration received by the Company under a broker-assisted cashless exercise program acceptable to the Company, in its sole discretion;

        (5)  any combination of the foregoing methods of payment; or

        (6)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(iv)  Exercise of Option; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. An Option may not be exercised for a fraction of a Share.

(c)  Termination of Relationship as a Service Provider.    If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

Notwithstanding the above, in the event of an Optionee’s change in status from Consultant, Employee or Director to Employee, Consultant or Director (e.g., an Inside Director becoming an Independent Director), an Optionee’s status as a Service Provider shall continue notwithstanding the change in status. However, in such event, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three months and one day following such change of status.

(d)  Disability of Optionee.    If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option

Agreement to the extent the Option is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)  Death of Optionee.    If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested and exercisable on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(f)  Buyout Provisions.    The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

9.  Restricted Stock.

(a)  Grant of Restricted Stock.    Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, (ii) whether the form of the award shall be Shares or units/rights to acquire Shares, and (iii) the conditions that must be satisfied, including performance-based milestones, upon which is conditioned the grant or vesting of Restricted Stock. For Restricted Stock granted in the form of units/rights to acquire Shares, each such unit/right shall be the equivalent of one Share of Common Stock for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units/rights to acquire Shares.

(b)  Exercise Price and other Terms.    The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Restricted Stock Agreement as a condition of the award. Any certificates representing the shares of Stock awarded shall bear such legends as shall be determined by the Administrator.

(c)  Restricted Stock Award Agreement.    Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided; however, that if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than seven (7) years following the date of grant.

10.  Stock Appreciation Rights.

(a)  Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b)  Exercise Price and other Terms.    The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than seven (7) years from the date of grant.

(c)  Payment of SAR Amount.    Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)  The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)  The number of Shares with respect to which the SAR is exercised.

(d)  Payment upon Exercise of SAR.    At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.

(e)  Cash Settlements and Plan Share Allocation.    Cash payments of Stock Appreciation Rights as well as Common Stock issued upon exercise of Stock Appreciation Rights shall be applied against the maximum number of shares of Common Stock that may be issued pursuant to the Plan. The number of shares to be applied against such maximum number of shares in such circumstances shall be the number of shares equal to the amount of the cash payment divided by the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

(f)  SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(g)  Expiration of SARs.    A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

(h)  Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Stock Appreciation Right within such period of time as is specified in the Stock Appreciation Right Agreement to the extent that the Stock Appreciation Right is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement). In the absence of a specified time in the Stock Appreciation Right Agreement, the Stock Appreciation Right shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall revert to the Plan. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified by the Administrator, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

Notwithstanding the above, in the event of a Participant’s change in status from Consultant, Employee or Director to Employee, Consultant or Director (e.g., an Inside Director becoming an Independent Director), a Participant’s status as a Service Provider shall continue notwithstanding the change in status.

(i)  Disability of Participant.    If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Stock Appreciation Right within such period of time as is specified in the Stock Appreciation Right Agreement to the extent the Stock Appreciation Right is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement). In the absence of a specified time in the Stock Appreciation Right Agreement, the Stock Appreciation Right shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall revert to the Plan. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

(j)  Death of Participant.    If a Participant dies while a Service Provider, the Stock Appreciation Right may be exercised within such period of time as is specified in the Stock Appreciation Right Agreement (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Notice of Grant), by the Participant’s estate or by a person who acquires the right to exercise the Stock Appreciation Right by bequest or inheritance, but only to the extent that the Stock Appreciation Right is vested and exercisable on the date of death. In the absence of a specified time in the Stock Appreciation Right Agreement, the Stock Appreciation Right shall remain exercisable for twelve (12) months following the Participant’s termination. If, at the time of death, the Participant is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall immediately revert to the Plan. The Stock Appreciation Right may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Stock Appreciation Right under the Participant’s will or the laws of descent or distribution. If the Stock Appreciation Right is not so exercised within the time specified herein, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

(k)  Buyout Provisions.    The Administrator may at any time offer to buy out for a payment in cash or Shares a Stock Appreciation Right previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

11.  Option Grants to Independent Directors.    All grants of Options to Independent Directors pursuant to this Section shall be shall be made strictly in accordance with the following provisions:

(a)  Nonstatutory Stock Options.    All Options granted pursuant to this Section shall be Nonstatutory Stock Options and, except as otherwise provided herein, shall be subject to the other terms and conditions of the Plan.

(b)  Administration.    Option grants under this Section 11 shall be administered by a committee consisting of the Company’s Inside Directors; provided, however, that such committee shall not have any discretion to select which Independent Directors shall be granted Options under this Section 11.

(c)  Guidelines.    The committee of Inside Directors shall establish guidelines (the “Guidelines”) that determine the number of shares to be subject to the options granted under this Section 11, subject to the per option limits set forth in Sections 11(d) and 11(f). The Guidelines must provide that on each grant date, the number of shares of Common Stock subject to each option automatically granted pursuant to Section 11(d) or 11(f), as the case may be, shall be equal for each eligible participant, subject to distinctions based on the outside director’s position as Chairman of the Board, designation as the “lead” outside director, and service on Board committees, including service as chairman of such committees.

(d)  Initial Grant.    Each person who first becomes an Independent Director following the effective date of this Plan shall be automatically granted an Option to purchase that number of shares as may be specified in the Guidelines then currently in effect (the “Guideline Amount”) for service on the Board, not to exceed 120,000 shares of Common Stock (or 160,000 shares if the participant is the lead director or Chairman of the Board on the date of grant), at the first Board meeting following the date upon which he or she first becomes an Independent Director whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy (the “Initial Grant”); provided, however, that an Inside Director who ceases to be an Inside Director and thereby becomes an Independent Director shall not receive an Initial Grant. Subject to accelerated vesting upon certain Change of Control transactions as specified in Section 14(c)(iii), the Initial Grant shall vest as to 25% of the shares subject thereto on each anniversary of the date of grant, so as to be 100% vested on the fourth anniversary of the date of grant, subject to the optionee remaining a director through such vesting dates.

(e)  Pro-Rata Grant.    Additionally, at the time an Initial Grant is made to a new director, he or she shall receive an option grant with the number of shares subject thereto equal to the Guideline Amount multiplied by a fraction, the numerator of which is the number of full months of service remaining prior to the next annual stockholder meeting and the denominator of which is 12 (the “Pro-Rata Grant”). Subject to accelerated vesting upon a Change of Control as specified in Section 14(c)(iii), the Pro-Rata Grant will vest as to 50% of the shares subject thereto on each anniversary of the date of grant, so as to be 100% vested on the second anniversary of the date of grant, subject to the optionee remaining a director through such vesting dates.

(f)  Annual Grant.    On the date of each regularly scheduled Company annual stockholder meeting, each Independent Director, if as of such date, he or she shall have served as an Independent Director for at least the preceding six (6) months, shall be automatically granted an Option to purchase that number of shares equal to the Guideline Amount for service on the Board, not to exceed 120,000 shares of Common Stock, or 160,000 shares if the participant is the lead director or Chairman of the Board on the date of grant (the “Annual Grants”). Subject to accelerated vesting upon certain Change of Control transactions as specified in Section 14(c)(iii), Annual Grants shall vest as to 50% of the shares subject thereto on the day prior to the next year’s regularly scheduled Company annual stockholder meeting and as to the balance of the shares subject thereto on the day prior to the next year’s regularly scheduled Company annual stockholder meeting, so as to be 100% vested on the day prior to the Company annual stockholder meeting held approximately two years following the grant date, subject to the optionee remaining a director through such vesting dates.

(g)  Other Option Terms:    The other terms of each option granted pursuant to this Section 11 shall be as follows:

(i)  the option term shall be seven (7) years.

(ii)  the exercise price per Share shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii)  In the event an Optionee’s service as a Director terminates more than six (6) months following the commencement of service as an Independent Director, then the Option shall immediately accelerate as to one year’s additional vesting or, with respect to an Annual Grant, as to the number of shares that would have vested on the day prior to the next regularly scheduled meeting of the stockholders. The Option shall remain exercisable, to the extent vested and exercisable on the date of termination of Board service, for one year following such termination date (but in no event longer than the original term of the Option); provided, however, that in the event of a Qualifying Board Retirement, the Option shall vest as to 100% of the Shares and shall remain exercisable for three years following such termination (but in no event longer than the original term of the Option); provided, further that in the event of the termination of service as an Independent Director due to the death or Disability of the Optionee while an Independent Director, the Option shall immediately accelerate as to one year’s additional vesting or, with respect to an Annual Grant, as to the number of shares that would have vested on the day prior to the next regularly scheduled meeting of the stockholders (or more, in any event, if the cessation of Board Service would have been a Qualifying Retirement) even if such termination of service is within six (6) months following the commencement of service as an Independent Director.

(iv)  The permissible forms of consideration for exercising the option shall be the same as for discretionary options as specified in Section 7(b)(iii) hereof.

(v)  The provisions of Section 7(b)(iv) hereof relating to stockholder rights shall also apply to options granted under this Section 11.

(vi)  The options granted under this Section 11 shall be subject to the other terms and conditions set forth in the form of option agreement selected by the committee of Inside Directors, in their sole discretion.

12.  Leaves of Absence.    Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall cease commencing on the 91st day of any unpaid leave of absence and shall only recommence upon return to active service.

13.  Non-Transferability of Awards.    An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

14.  Adjustments Upon Changes in Capitalization, Dissolution, Liquidation or Change of Control.

(a)  Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award and the 162(m) annual share issuance limits under Section 6(c) shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)  Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the stock covered thereby, including Shares as to which the Award would not otherwise be vested or exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture applicable to any Shares covered by an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)  Change of Control.

(i)  SARs and Discretionary Options.    In the event of a Change of Control, each outstanding SAR and Discretionary Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the SAR and Discretionary Option, the Participant shall fully vest in and have the right to exercise the SAR or Discretionary Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an SAR or Discretionary Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator shall notify the Participant in writing or electronically that the SAR or Discretionary Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the SAR or Discretionary Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the SAR or Discretionary Option shall be considered assumed if, following the Change of Control, the SAR or option confers the right to purchase or receive, for each Share of Optioned Stock subject to the SAR or Discretionary Option immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the SAR or Discretionary Option, for each Share of Optioned Stock subject to the SAR or Discretionary Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

(ii)  Restricted Stock.    In the event of a Change of Control, each outstanding Restricted Stock award shall be assumed or an equivalent award substituted by the successor corporation or a Parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Restricted Stock, the Participant shall fully vest in the Restricted Stock, including Shares as to which it would not otherwise be vested. For the purposes of this paragraph, the Restricted Stock shall be considered assumed if, following the Change of Control, the Restricted Stock confers the right to receive, for each Share and each unit/right to acquire a Share that is subject to the Restricted Stock award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share and each unit/right to acquire a Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Restricted Stock award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

(iii)  Automatic Independent Director Options.    In the event of a Change of Control in which the Independent Directors are terminated or asked to resign either upon the Change of Control or within one year following the Change of Control, their Options granted under Section 11 hereof shall vest 100% immediately prior to such Change in Control. In the event of a Change of Control in which the Independent Directors are not terminated or asked to resign, their Options granted under Section 11 hereof shall be treated the same as Discretionary Options hereunder.

(iv)  Certain Terminations Within Twelve Months Following a Change of Control.    In the event that, within twelve (12) months following a Change of Control a Participant’s employment with the Company, its Parent, or a Subsidiary is terminated involuntarily by his or her employer other than for Cause, then such Participant’s Awards shall have their vesting accelerated as to fifty percent (50%) of the Shares that are unvested as of the date of such termination of employment.

15.  Award Date of Grant.    The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

16.  Amendment and Termination of the Plan.

(a)  Amendment and Termination; No Repricing.    The Committee may at any time amend, alter, suspend or terminate the Plan, provided that the Board may not amend the Plan to permit the repricing, including by way of exchange, of any Award without receiving prior stockholder approval.

(b)  Stockholder Approval.    The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)  Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

17.  Conditions Upon Issuance of Shares.

(a)  Legal Compliance.    Shares shall not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)  Investment Representations.    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

18.  Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.  Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20.  Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.